                                                                   EXHIBIT 4.3.7

                                                                  EXECUTION COPY

                       SERIES C LOAN AND TRUST AGREEMENT

                                     among

                         BUSINESS FINANCE AUTHORITY OF
                           THE STATE OF NEW HAMPSHIRE

                                      and

                    PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

                                      and

                STATE STREET BANK AND TRUST COMPANY, as Trustee

                          Dated as of October 1, 2001

                          Providing for the Issue of:

                    $108,985,000 Business Finance Authority
                         of the State of New Hampshire
                     5.45% Pollution Control Revenue Bonds
  (Public Service Company of New Hampshire Project - 2001 Tax-Exempt Series C)

                               TABLE OF CONTENTS

ARTICLE I. INTRODUCTION AND DEFINITIONS                                        1
  Section 101. Description of the Agreement and the Parties                    1
  Section 102. Definitions                                                     2
    (a) Words                                                                  2
    (b) Number and Gender                                                      5
    (c) Use of Examples                                                        5

ARTICLE II. LOAN OF BOND PROCEEDS; THE ASSIGNMENT AND PLEDGE                   5
  Section 201. Loan of Bond Proceeds; Issue of First Mortgage Bonds            5
  Section 202. Assignment and Pledge of the Authority                          6
  Section 203. Further Assurance                                               6
  Section 204. Defeasance                                                      7

ARTICLE III. THE BORROWING                                                     8
  Section 301. The Bonds                                                       8
    (a) Issue, Authentication and Form of Bonds                                8
    (b) Details of the Bonds                                                  15
    (c) Cancellation and Destruction of Bonds                                 15
    (d) Replacement Bonds                                                     15
    (e) Registration of Bonds in the Book-Entry Only System                   16
    (f) Paying Agent                                                          17
    (g) Interest on Overdue Principal                                         17
  Section 302. Application of Bond Proceeds                                   18
  Section 303. Bond Fund                                                      18
  Section 304. Application of Moneys                                          18
  Section 305. Payments by the Company                                        18
    (a) Debt Service                                                          19
    (b) Additional Payments                                                   19
    (c) Unclaimed Moneys                                                      19
    (d) Rebate                                                                19
  Section 306. Unconditional Obligation                                       19
  Section 307. Redemption of the Bonds                                        20
    (c) Notice to the Trustee                                                 21
    (d) Payment of Redemption Price and Accrued Interest                      21
    (e) Notice of Redemption                                                  21
  Section 308. Investments                                                    21
  Section 309. Tax Status of Bonds                                            24
  Section 310. Payment Procedure Pursuant to Bond Insurance Policy            24
  Section 311. The Bond Insurer                                               26

ARTICLE IV. THE PROJECT                                                       26
  Section 401. Company not to Impair Tax Status; Use of Project Facilities    26
  Section 402. Qualification of Project Facilities                            26
  Section 403. Reserved                                                       26
  Section 404. Reserved                                                       26
  Section 405. Disposition and Use of Project Facilities                      27

ARTICLE V. ADDITIONAL COVENANTS OF THE COMPANY                                27

  Section 501. Existence and Good Standing; Merger; Consolidation; Notice
               to Trustee                                                     27
  Section 502. Indemnification by the Company                                 27
  Section 503. Continuing Disclosure                                          28

ARTICLE VI. DEFAULT AND REMEDIES                                              28
  Section 601. Default                                                        28
  Section 602. Remedies for Events of Default                                 29
    (a) Acceleration                                                          29
    (b) Rights as a Secured Party                                             29
  Section 603. Court Proceedings                                              30
  Section 604. Revenues after Default                                         30
  Section 605. Rights of Bondowners                                           30
  Section 606. Performance of Company's Obligations                           31
  Section 607. Remedies Cumulative; No Waiver                                 31
  Section 608. Rights of Bond Insurer                                         31

ARTICLE VII. THE TRUSTEE                                                      31
  Section 701. Corporate Organization, Authorization and Capacity             31
  Section 702. Rights and Duties of the Trustee                               31
    (a) Moneys to be Held in Trust                                            31
    (b) Accounts                                                              32
    (c) Performance of the Authority's Obligations                            32
    (d) Responsibility                                                        32
    (e) Limitations on Actions                                                32
    (f) Financial Obligations                                                 33
    (g) Registration Books                                                    33
    (h) Ownership of Bonds                                                    33
    (i) No Surety Bond                                                        33
    (j) Requests by the Company                                               33
    (k) Trustee as Holder of Series K First Mortgage Bonds                    34
  Section 703. Fees and Expenses of the Trustee                               34
  Section 704. Resignation or Removal of Trustee                              34
  Section 705. Successor Trustee                                              34

ARTICLE VIII. THE AUTHORITY                                                   35
  Section 801. Limited Obligation                                             35
  Section 802. Rights and Duties of the Authority                             35
    (a) Remedies of the Authority                                             35
    (b) Limitations on Actions                                                36
    (c) Responsibility                                                        36
  Section 803. Expenses of the Authority                                      37
  Section 804. Matters to be Considered by Authority                          37
  Section 805. Actions by Authority                                           37

ARTICLE IX. THE BONDOWNERS                                                    37
  Section 901. Action by Bondowners                                           37

ARTICLE X. AMENDMENTS AND MISCELLANEOUS                                       39
  Section 1001. Amendments                                                    39

    (a) Without Bondowners' Consent                                           39
    (b) With Bondowners' Consent                                              39
  Section 1002. Notices                                                       40
  Section 1003. Agreement Not for the Benefit of Other Parties                40
  Section 1004. Severability                                                  40
  Section 1005. Counterparts                                                  40
  Section 1006. Captions                                                      40
  Section 1007. Governing Law                                                 40
  Section 1008. Payment Date Not a Business Day                               41

EXHIBIT A THE PROJECT FACILITIES                                             A-1
EXHIBIT B SERIES C SEABROOK POLLUTION CONTROL FACILITIES AGREEMENT           B-1

ARTICLE I. INTRODUCTION AND DEFINITIONS

      Section 101. Description of the Agreement and the Parties. This SERIES C LOAN AND TRUST AGREEMENT (the "Agreement") is entered into as of October 1, 2001 by the Business Finance Authority of the State of New Hampshire (with its successors, the "Authority" and formerly The Industrial Development Authority of the State of New Hampshire), a body corporate and politic created under New Hampshire RSA 162-A:3; Public Service Company of New Hampshire (with its successors, the "Company"), a New Hampshire corporation; and State Street Bank and Trust Company, a Massachusetts trust company, as Trustee (with its successors, the "Trustee"). This Agreement is a financing document combined with a security document as one instrument in accordance with New Hampshire RSA Chapter 162-I (the "Act") and relates to industrial facilities as defined in Paragraphs 2, VII(d) and (e) of the Act and located in the Town of Seabrook, Rockingham County, New Hampshire.

      This Agreement provides for the following transactions:

      (a) the Authority's issue of the Bonds;

      (b) the Authority's loan of the proceeds of the Bonds to the Company to refund the outstanding balance of the Authority's $108,985,000 7 1/2%Pollution Control Revenue Bonds (Public Service Company of New Hampshire Project - 1991 Tax-Exempt Series B) (the "1991 Series B Bonds") which in turn were issued to refund a portion of (i) the Authority's $100,000,000 Pollution Control Revenue Bonds 1986 Series A (Public Service Company of New Hampshire Project) (the "1986 Bonds") and (ii) the Authority's $20,000,000 Pollution Control Revenue Bonds, 1983 Series A (Public Service Company of New Hampshire Project) (the "1983 Bonds"), which 1986 Bonds and 1983 Bonds were originally issued for the purpose of financing the acquisition, construction and installation of the Project Facilities;

      (c) the Company's repayment of the loan of Bond proceeds from the Authority through payment to the Trustee of all amounts necessary to pay the Bonds issued by the Authority;

      (d) the Company's agreement to evidence and secure its repayment obligations hereunder by the issuance of the Series K First Mortgage Bonds; and

      (e) the Authority's assignment to the Trustee in trust for the benefit and security of the Bondowners of the Authority's rights in respect of the loan to the Company hereunder, including repayment of the loan to be received from the Company.

      In consideration of the mutual promises contained in this Agreement, the rights conferred and the obligations assumed hereby, and other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Company, the Authority and the Trustee agree, assign, covenant, grant, pledge, promise, represent and warrant as set forth herein for their own benefit and for the benefit of the Bondowners.

      Section 102. Definitions.

      (a) Words. In addition to terms defined elsewhere herein, the following terms have the following meanings in this Agreement, unless the context otherwise requires:

            (i) "Act" has the meaning set forth in Section 101.

            (ii) "Authority's Service Charge" means payment to the Authority for its own use of .375% of the principal amount of the Bonds payable on the date of the issue of the Bonds and an additional .375% of the then Outstanding principal balance of the Bonds payable on the date which is three years from the date of the issue of the Bonds.

            (iii) "Bond Counsel" means Palmer & Dodge LLP or such other nationally recognized bond counsel selected by the Company and reasonably satisfactory to the Trustee and the Bond Insurer.

            (iv) "Bond Fund" means the fund established under Section 303.

            (v) "Bond Insurance Agreement" means the Reimbursement and Indemnity Agreement dated as of December 19, 2001, between the Company and the Bond Insurer.

            (vi) "Bond Insurance Policy" means the financial guaranty insurance policy issued by the Bond Insurer insuring the payment when due of the principal of and interest on the Bonds as provided therein.

            (vii) "Bond Insurer" means MBIA Insurance Corporation, a New York stock insurance company.

            (viii) "Bond Insurer Default" has the meaning defined in Section 608(b).

            (ix) "Bond Insurer Event of Insolvency" means the institution of a proceeding in a court having jurisdiction in the premises seeking an order for relief, rehabilitation, reorganization, conservation, liquidation or dissolution in respect of the Bond Insurer and the continuance of such proceeding for a period of sixty (60) consecutive days or such court enters an order granting the relief sought in such proceeding and such order is not reversed or action thereunder stayed within sixty (60) days of such entry.

            (x) "Bondowners", "owners" or words of similar import means the registered owners of the Bonds from time to time as shown in the books kept by the Trustee as bond registrar, except that wherever appropriate the term "owners" shall mean the owners of the Bonds for federal income tax purposes.

            (xi) "Bonds" means the 5.45% $108,985,000 principal amount of the Business Finance Authority of the State of New Hampshire Pollution Control Revenue Bonds (Public Service Company of New Hampshire Project - 2001 Tax-Exempt Series C) dated as of December 1, 2001 substantially in the form set forth in Subsection 301(a) and any bond or bonds duly issued in exchange or replacement therefor.

            (xii) "Book-Entry Only System" means the system of registration of the Bonds described in Subsection 301(e).

            (xiii) "Company Representative" means the person or persons at the time designated to act on behalf of the Company in a written certificate (or any alternate or alternates at the time so designated) furnished to the Trustee, containing the specimen signature of such person or persons and signed on behalf of the Company by its Chairman, Vice Chairman, President, Chief Financial Officer, Treasurer, any Assistant Treasurer, or any Vice President.

            (xiv) "Continuing Disclosure Agreement" means the Continuing Disclosure Agreement between the Company and the Trustee dated the date of issuance and delivery of the Bonds as originally executed and as it may be amended from time to time in accordance with its terms.

            (xv) "Debt Service" means all money payable to the Bondowners in accordance with the terms hereof and of the Bonds including (i) principal,
      (ii) interest and (iii) any premium.

            (xvi) "Default" has the meaning given such term in Section 601.

            (xvii) "Event of Default" has the meaning given such term in Section 601.

            (xviii) "Facilities Agreement" has the meaning given to it in
      Section 405.

            (xix) "Federal Tax Statement" means the Statement as to Tax Exempt Status of Bonds executed by the Company in connection with the original issuance of the Bonds and delivered to the Trustee.

            (xx) "First Mortgage Bond Indenture" means the First Mortgage Indenture dated as of August 15, 1978, as amended, and the Twelfth Supplemental Indenture thereto dated as of December 1, 2001 between the Company and First Union National Bank, successor to First Fidelity Bank, National Association, New Jersey, as Trustee, as amended and supplemented from time to time.

            (xxi) "First Mortgage Bond Trustee" means the trustee under the First Mortgage Bond Indenture.

            (xxii) "IRC" means the Internal Revenue Code of 1986, as it may be amended from time to time.

            (xxiii) "Loan" has the meaning given such term in Section 201.

            (xxiv) "MBIA" means MBIA Insurance Corporation, the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company, as Bond Insurer.

            (xxv) "1954 Code" means the Internal Revenue Code of 1954, as amended, as applicable to the Bonds and the Project Facilities.

            (xxvi) "NAEC" means North Atlantic Energy Corporation, a New Hampshire corporation and an affiliate of the Company.

            (xxvii) "Outstanding", when used to modify Bonds, refers to Bonds issued, authenticated, and delivered under this Agreement, excluding: (i) Bonds which have been exchanged or replaced; (ii) Bonds which have been paid; (iii) Bonds which have become due and for the payment of which moneys have been duly provided; and (iv) Bonds with respect to which this Agreement has been defeased pursuant to Section 204.

            (xxviii) "Paying Agent" means State Street Bank and Trust Company, as Paying Agent under this Agreement, and its successors in such capacity.

            (xxix) "Permitted Investments" has the meaning given such term in
      Section 308.

            (xxx) The word "person" means any individual or entity so recognized by law.

            (xxxi) "Project Costs" means the Company's cost of acquisition or construction and installation of the Project Facilities which are "project costs" within the meaning of Paragraph 2, IX of the Act, including, but not limited to, the cost of issuing the Bonds, obtaining professional and advisory services, and certain interest on the Bonds, which may be paid from Bond proceeds pursuant to the Act.

            (xxxii) "Project Facilities" means the Company's former ownership share of the sewage or solid waste disposal and air or water pollution control facilities at the Station as of the date of issuance of the Bonds described generally in the attached Exhibit A.

            (xxxiii) "Refunding Trust Agreement" means the Refunding Trust Agreement among the Authority, the Company and State Street Bank and Trust Company, as trustee for the 1991 Series B Bonds, dated as of October 1, 2001.

            (xxxiv) "Seabrook Transfer" means each of the transfer by the Company of its interest in the Station (including the Project Facilities) to NAEC as of June 5, 1992, the proposed transfer of such interest to an unaffiliated party pursuant to an order of the New Hampshire Public Utilities Commission and any subsequent transfer of such interest.

            (xxxv) "Seabrook Transferee" means each of NAEC, any subsequent owner or owners of the Project Facilities pursuant to a Seabrook Transfer, and its or their successors.

            (xxxvi) "Series K First Mortgage Bonds" means the $108,985,000 in aggregate principal amount 5.45% First Mortgage Bonds, Series K issued by the Company and delivered to the Trustee pursuant to Section 201 of this Agreement and the First Mortgage Bond Indenture to evidence and secure the Company's obligation to repay the Loan.

            (xxxvii) "Station" means Unit No. 1 of the nuclear electric generating plant located in Seabrook, New Hampshire, of which the Company is a joint owner.

            (xxxviii) "Trustee" means the State Street Bank and Trust Company, as trustee under this Agreement and its successors in such capacity.

            (xxxix) "UCC" means the New Hampshire Uniform Commercial Code (New Hampshire Revised Statutes Annotated Chapter 382-A).

      Except in the Bonds, "here" in such words as "hereby," "herein," "hereof" or "hereunder" means this Agreement as a whole rather than the particular section, subsection, paragraph, subparagraph, clause or subclause in which the word appears; and in the Bonds it refers thereto.

      (b) Number and Gender. Wherever appropriate (1) the singular and plural forms of words and (2) words of different gender shall, within those respective classifications, be deemed interchangeable.

      (c) Use of Examples. When a condition, class, category, circumstance or other concept is described in general terms herein and a list of possible examples or components of what has been described generally is associated with that description, and regardless of whether the words "include" or "including" or the like are also used, the listing shall be deemed illustrative only and shall not be construed as excluding other possible examples or components or as otherwise limiting the generality of the description in any way.

          ARTICLE II. LOAN OF BOND PROCEEDS; THE ASSIGNMENT AND PLEDGE

      Section 201. Loan of Bond Proceeds; Issue of First Mortgage Bonds. The Authority shall issue the Bonds pursuant to the Act in the amount, in the form, and with the terms provided herein, and shall loan to the Company such amount (the "Loan") to refinance Project Costs as hereinafter provided. The Company agrees to repay the Loan of the aggregate principal amount of the Bonds in the amounts and at the times necessary to pay principal of, premium, if any, and interest on the Bonds by making the payments required under Section 305, and to evidence and secure the Company's obligation to do so, the Company shall issue and deliver to the Trustee a like aggregate principal amount of its Series K First Mortgage Bonds in the form set forth in the First Mortgage Bond Indenture. Upon payment of the principal of and premium, if any, on any of the Bonds and payment of all accrued interest in connection therewith, whether at maturity or prior to maturity by redemption or otherwise, or upon provision for the payment thereof having been made in accordance with Section 204, Series K First Mortgage Bonds in an aggregate principal amount equal to the aggregate principal amount of the Bonds so paid, or for the payment of which such provision has been made, shall be deemed fully paid and the obligations of the Company thereunder terminated as provided in the First Mortgage Indenture and shall be surrendered by the Trustee to the First Mortgage Bond Trustee for cancellation. The Trustee shall promptly notify the First Mortgage Bond Trustee by telephone, confirmed in writing, of any default in the payment of principal of, and premium, if any, and interest on the Bonds, and shall promptly notify the First Mortgage Bond Trustee by telephone, confirmed in writing of any payment of principal of and premium, if any, and interest (other than payment of regularly scheduled interest) on the Bonds, or if the Bonds have been paid or deemed paid, defeased, redeemed, retired, surrendered or canceled. In accordance with the terms thereof, the Series K First Mortgage Bonds shall be issued to and registered in the name of the Trustee and shall not be sold, assigned, pledged or transferred, except to effect transfer to any successor Trustee hereunder. The Series K First Mortgage Bonds shall have a principal amount, an interest rate, a maturity date and redemption provisions corresponding to the Bonds. Payments of principal of and premium, if any, and interest on the Series K First Mortgage Bonds shall upon receipt by the Trustee be deemed to constitute payments of corresponding amounts by the Company in respect of the Bonds pursuant to Subsection 305(a).

      Section 202. Assignment and Pledge of the Authority. The Authority, for consideration paid as hereinabove acknowledged, hereby irrevocably assigns and pledges to the Trustee in trust for the security of the Bondowners upon the terms hereof all of the Authority's right, title and interest in (i) respect of the Loan and all payments thereon, (ii) all moneys and securities held by the Trustee for deposit in, or deposited in, the Bond Fund and investment earnings thereon, (iii) the Series K First Mortgage Bonds, all bonds issued in replacement thereof or in exchange or substitution therefor and all payments on, and proceeds of, the foregoing, and (iv) any collateral security for, and all proceeds of, any of the foregoing. The Trustee shall hold (a) all the rights, title and interest received under this section and (b) all payments (exclusive of funds to which the Trustee is entitled in its own right as fees, reimbursement, indemnity or otherwise) received from the Company or derived from the exercise of the Authority's powers hereunder (which shall include all payments under Subsection 305(a)) and in respect of the Series K First Mortgage

Bonds in trust for the security of the Bondowners in accordance with the provisions hereof.

      Section 203. Further Assurance. The Company and the Authority shall from time to time execute, deliver and record and file such instruments as may be necessary to perfect or to maintain or continue the perfection of, or as the Trustee may reasonably require to confirm, perfect or maintain, the security created hereby and the assignment and pledge of rights hereunder.

      Section 204. Defeasance. When there are in the Bond Fund sufficient funds, or non-callable and non-prepayable obligations issued by, or the full and timely payment of which are guaranteed by, the United States, in such principal amount, bearing interest at such rates and with such maturities as will provide, without reinvestment, sufficient amounts to pay principal of, premium, if any, and interest on the Bonds in full as and when such amounts become due, as determined through a verification report or computation, which may be prepared by the Company, and when all the rights hereunder of the Authority and the Trustee have been provided for (1) the Bondowners will cease to be entitled to any right, benefit or security under this Agreement except the right to receive payment of the funds deposited and held for payment and other rights set forth below or which by their nature cannot be satisfied prior to or simultaneously with termination of the lien hereof, (2) the security interests created by this Agreement (except in such funds and investments) shall terminate, and (3) the Authority and the Trustee shall execute and deliver such instruments as may be necessary to discharge the lien and security interests created hereunder; provided, however, that, if within ninety (90) days of such deposit, the Bonds are not to be redeemed in full prior to maturity or paid in full at maturity, the Trustee and the Bond Insurer shall have received on the date of the deposit an opinion of Bond Counsel to the effect that such deposit and the investment thereof will not affect the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes; and provided further that if any Bonds are to be redeemed prior to the maturity thereof, such Bonds shall have been duly called for redemption or irrevocable instructions for such a call shall have been given to the Trustee. Upon such defeasance, the funds and investments required to pay or redeem the Bonds in full shall be irrevocably set aside for such purpose. The Trustee shall cause to be mailed to all Bondowners within fifteen (15) days of the conditions of this section being met in the manner herein specified for redemption of Bonds a notice stating that such conditions have been met and that the lien of this Agreement has been discharged, and, if the Bonds are to be redeemed prior to maturity, specifying the date of redemption and the redemption price. Any funds or property held by the Trustee for payment of the Bonds under this section and not required for such payment shall (unless there is an Event of Default hereunder, in which case they shall be applied as provided in Section 604), after satisfaction of all the rights of the Authority and the Trustee, and payment of the rebate, if any, due to the United States under IRC ss.148(f), and upon such indemnification, if any, as the Authority or the Trustee may reasonably require, be distributed to the Company. If Bonds are not presented for final payment when due and moneys are available in the hands of the Trustee therefor, the Trustee shall, without liability for interest thereon, continue to hold the moneys held for that purpose subject to Subsection 305(c), and interest shall cease to accrue on the principal amount represented thereby.

      When there are in the Bond Fund funds or securities as described in the preceding paragraph as are sufficient to pay principal of, premium, if any, and interest on, some but not all of the Bonds in full as and when such amounts become due and all of the other conditions in the preceding paragraph have been met with respect to such Bonds, the particular Bonds (or portions thereof) for which such provision for payment shall have been considered made shall be selected by lot by the Trustee (or, if the Bonds are then registered to CEDE & CO. and the Book-Entry Only System is then in effect, by The Depository Trust Company) and thereupon the Trustee and the Authority shall take similar action to release the security interests created by this Agreement in respect of such Bonds (except in such funds or securities and investments thereon), subject however to compliance with the applicable conditions set forth in the provisos above.

      Notwithstanding the foregoing, those provisions relating to the maturity of Bonds, interest payments and dates thereof and the Trustee's remedies with respect thereto, and provisions relating to exchange, transfer and registration of Bonds, replacement and cancellation of Bonds, the holding of moneys in trust and the duties of the Trustee in connection with all of the foregoing and the fees, expenses and indemnities of the Trustee and the Authority, shall remain in full force and effect and shall be binding upon the Trustee, the Authority, the Company and the Bondowners notwithstanding the release and discharge of this Agreement and the lien on the Series K First Mortgage Bonds until the Bonds have been actually paid in full.

      Notwithstanding anything herein to the contrary, if moneys or governmental obligations have been deposited or set aside with the Trustee pursuant to the provisions of this Section 204 and the principal of, premium, if any, and interest on the Bonds shall not, in fact, have been actually paid in full, no amendment to the provisions of this Section 204 will be made without the consent of the owner of each of the Bonds affected thereby.

      Subject to Subsection 608(b), the prior written consent of the Bond Insurer, which consent shall not be unreasonably withheld, shall be required for defeasance of the Bonds.

      Notwithstanding anything herein to the contrary, in the event that the principal and/or interest due on the Bonds shall be paid by the Bond Insurer pursuant to the Bond Insurance Policy, the Bonds shall remain Outstanding for all purposes, not be defeased or otherwise satisfied and not be considered paid by the Company, and the assignment and pledge hereunder and all covenants, agreements and other obligations of the Company to the registered owners of the Bonds shall continue to exist and shall run to the benefit of the Bond Insurer, and the Bond Insurer shall be subrogated to the rights of such Bondowners.

                           ARTICLE III. THE BORROWING

      Section 301. The Bonds.

      (a) Issue, Authentication and Form of Bonds. Upon written direction of the Authority, the Trustee will authenticate and deliver the Bonds in substantially the following form:

$                                                                         No. R-

                            United States of America

                             State of New Hampshire

                           BUSINESS FINANCE AUTHORITY
                         OF THE STATE OF NEW HAMPSHIRE
                      5.45% Pollution Control Revenue Bond
                (Public Service Company of New Hampshire Project
                           2001 Tax-Exempt Series C)

DATE OF THIS BOND: December 1, 2001

(date as of which bonds of this series were initially issued)

REGISTERED OWNER: CEDE & CO.

INTEREST RATE: 5.45% per annum

MATURITY DATE: May 1, 2021

PRINCIPAL AMOUNT:                                                        DOLLARS

INTEREST PAYMENT DATES: (May 1 and November 1 commencing May 1, 2002)

CUSIP: 64468C AV 6

      THIS BOND DOES NOT CONSTITUTE AN INDEBTEDNESS OF THE STATE OF NEW HAMPSHIRE OR OF THE AUTHORITY EXCEPT TO THE EXTENT PERMITTED BY NEW HAMPSHIRE RSA CHAPTER 162-I. ALL AMOUNTS OWED HEREUNDER ARE PAYABLE ONLY FROM THE SOURCES PROVIDED IN THE LOAN AND TRUST AGREEMENT DESCRIBED BELOW, AND NO PUBLIC FUNDS MAY BE USED FOR THAT PURPOSE.

      The Business Finance Authority of the State of New Hampshire (the "Authority"), for value received, promises to pay to the REGISTERED OWNER, or registered assigns, but solely from the moneys to be provided under the Agreement mentioned below, upon presentation and surrender hereof, in lawful money of the United States of America, the PRINCIPAL AMOUNT on the MATURITY DATE, unless paid earlier as provided below, with interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from the most recent INTEREST PAYMENT DATE to which interest has been paid or duly provided for or, if no interest has been paid, from the DATE OF THIS BOND, at the INTEREST RATE per annum, payable semiannually on the INTEREST PAYMENT DATES, until the date on which this bond becomes due, whether at maturity, upon redemption, by acceleration or otherwise. From and after that date, any unpaid principal will bear interest at the same rate until paid or duly provided for. The principal of and premium, if any, on this bond are payable upon presentation and surrender of this bond at the corporate trust office of State Street Bank and Trust Company, as Trustee (with its successors, the "Trustee") in Boston, Massachusetts, or such other address as the Trustee may designate in writing to the REGISTERED OWNER, unless this bond is in the Book-Entry Only System (as defined in the Agreement) in which case payment shall be by wire or bank transfer of immediately available funds within the continental United States. Interest is payable by check or draft mailed on the INTEREST PAYMENT DATE by the Trustee to the REGISTERED OWNER of this bond, determined as of the close of business on the applicable record date, at its address as shown on the registration books kept by the Trustee unless this bond is in the Book-Entry Only System, in which case interest is payable by wire or bank transfer of immediately available funds within the continental United States. If any payment, redemption or maturity date for principal, premium or interest shall be
(i) a Sunday or a legal holiday, or (ii) a day on which banking institutions are authorized pursuant to law to close and on which the corporate trust office of the Trustee or the First Mortgage Bond Trustee is not open for business, then the payment thereof may be made on the next succeeding day not a day specified in (i) or (ii) with the same force and effect as if made on the specified payment date and no interest shall accrue for the period after the specified payment date.

      The record date for payment of interest is the fifteenth day of the month preceding the date on which the interest is to be paid, provided that, with respect to payment of overdue interest or interest payable on redemption of this bond other than on an INTEREST PAYMENT DATE or interest on any overdue amount, the Trustee may establish a special record date. The special record date may be not more than thirty (30) days before the date set for payment. The Trustee will mail notice of a special record date to the registered owners of the Bonds at least ten (10) days before the special record date. A certificate of the Trustee shall conclusively establish the mailing of such notice for all purposes.

      This bond is one of a series of 5.45% Pollution Control Revenue Bonds (Public Service Company of New Hampshire Project - 2001 Tax-Exempt Series C) (the "Bonds") in the aggregate principal amount of $108,985,000 issued under New Hampshire Chapter RSA 162-I (the "Act"). The proceeds of the Bonds are being loaned to Public Service Company of New Hampshire (the "Company"), a New Hampshire corporation, pursuant to a Series C Loan and Trust Agreement (the "Agreement") dated as of October 1, 2001 among the Company, the Authority and the Trustee to refinance certain costs associated with the Company's prior ownership interest in air or water pollution control and sewage or solid waste disposal facilities installed for use by Unit No. 1 at the nuclear electric generating station (the "Station") in Seabrook, New Hampshire (the "Project Facilities"). Pursuant to the Agreement, the Company has unconditionally agreed to repay such loan in the amounts and at the times necessary to pay the principal of, premium, if any, and interest on the Bonds when due. To evidence and secure such loan the Company has issued and delivered to the Trustee its First Mortgage Bonds, Series K (the "Series K First Mortgage Bonds") issued under the First Mortgage Indenture dated as of August 15, 1978, as amended, and the Twelfth Supplemental Indenture thereto dated as of December 1, 2001 between the Company and First Union National Bank, successor to First Fidelity Bank, National Association, New Jersey, as Trustee (as amended and supplemented from time to time, the "First Mortgage Bond Indenture") in an aggregate principal amount and with an interest rate, maturity date and redemption provisions corresponding to those of the Bonds. As provided in the Agreement, payments of principal of, and premium, if any, and interest on the Series K First Mortgage Bonds shall, upon receipt by the Trustee, be deemed to constitute payments in corresponding amounts by the Company in respect of the Bonds. Reference is hereby made to the Agreement for the provisions thereof with respect to the rights, limitations of rights, duties, obligations and immunities of the Company, the Authority, the Trustee and the Bondowners, including the order of payments in the event of insufficient funds, the disposition of unclaimed moneys held by the Trustee and restrictions on the rights of owners of the Bonds to bring suit. The Agreement may be amended to the extent and in the manner provided therein. Copies of the Agreement are available for inspection at the corporate trust office of the Trustee. Unless otherwise defined herein, capitalized terms shall have the meanings given them in the Agreement.

      If an Event of Default (as defined in the Agreement) occurs and is continuing, the Trustee may, and upon the written request of Bondowners of at least 25% in principal amount of the Bonds outstanding shall, declare the principal of all Bonds then outstanding and the interest accrued thereon immediately due and payable in accordance with the Agreement. The Bondowners shall have no right to institute any proceeding or pursue any other remedy to enforce the Bonds or the covenants of the Company under the Agreement except as provided therein.

      The Bonds are subject to optional redemption prior to maturity on or after May 1, 2012 at the option of the Company, as a whole or in part at any time, at the following prices expressed as percentages of their principal amounts, plus accrued interest to the redemption date:

      Period During Which Redeemed          Redemption Price
      ----------------------------          ----------------
      May 1, 2012 through April 30, 2013          101%

      May 1, 2013 and thereafter                  100

      The Bonds are subject to mandatory redemption at any time at a redemption price of 100% of the principal amount of the Bonds so redeemed plus accrued interest to the redemption date in the event (i) the Company delivers to the Trustee an opinion of nationally recognized bond counsel selected by the Company and reasonably satisfactory to the Trustee ("Bond Counsel") stating that interest on the Bonds is or will become includable in gross income of the owners thereof for federal income tax purposes, or (ii) it is finally determined by the Internal Revenue Service or a court of competent jurisdiction, as a result of
(A) a proceeding in which the Company has participated or been given notice and an opportunity to participate, and (B) either a failure by the Company or the Seabrook Transferee (as defined in the Agreement) to observe any covenant or agreement undertaken in or pursuant to the Agreement or a Seabrook Transfer (as defined in the Agreement), or the inaccuracy of any representation made by the Company or the Seabrook Transferee in or pursuant to the Agreement or a Seabrook Transfer, that interest payable on the Bonds is includable for federal income tax purposes in the gross income of any owner thereof (other than an owner which is a "substantial user" or a "related person" within the meaning of Section 147(a) of the Internal Revenue Code of 1986). Any determination under clause (ii) above will not be considered final for this purpose until the earliest of the conclusion of any appellate review, the denial of appellate review or the expiration of the period for seeking appellate review. Redemption under this paragraph shall be in whole unless not later than forty-five (45) days prior to the redemption date the Company delivers to the Trustee an opinion of Bond Counsel reasonably satisfactory to the Trustee to the effect that a redemption of less than all of the Bonds will preserve the tax-exempt status of interest on the remaining Bonds outstanding subsequent to such redemption. Any such redemption shall be made on the 60th day after the date on which the opinion described in clause (i) is delivered or the determination described in clause (ii) becomes final or on such earlier date as the Company may designate by notice given to the Trustee at least forty-five (45) days prior to such designated date. If such redemption shall occur in accordance with the terms of the Agreement, then such failure by the Company or the Seabrook Transferee to observe such covenant or agreement, or the inaccuracy of any such representation will not, in and of itself, constitute a default thereunder.

      If the Trustee receives written notice from any Bondowner stating that (i) such Bondowner has been notified in writing by the Internal Revenue Service that it proposes to include the interest on the Bonds in the gross income of such owner for federal income tax purposes, or any other proceeding has been instituted against such owner which may lead to a like determination, and (ii) such owner will afford the Company the opportunity to participate at its own expense in the proceeding, either directly or in the name of such owner, until the conclusion of any appellate review, and the Trustee has examined such written notice and it appears to be accurate on its face, then the Trustee shall promptly give notice thereof to the Company, the Authority, and each Bondowner whose Bonds may be affected. The Trustee shall thereafter keep itself reasonably informed of the progress of any administrative proceedings or litigation relating to such notice. Under the Agreement the Company is required to give the Trustee written notice of such a final determination within forty-five (45) days of such final determination.

      If less than all of the outstanding Bonds are to be called for redemption, the Bonds or portions thereof to be redeemed will be selected by the Trustee by lot or in any customary manner as determined by the Trustee in units of $5,000, provided that for so long as CEDE & CO., as nominee of the Depository Trust Company ("DTC"), is the REGISTERED OWNER and the Book-Entry Only System (as defined in the Agreement) is in effect, the particular Bonds or portions thereof to be redeemed shall be selected by DTC, in such manner as DTC may determine.

      Notice of redemption of this bond will be given by first class mail, postage prepaid, not more than forty-five (45) nor less than thirty (30) days prior to the redemption date to the REGISTERED OWNER at its registered address. Failure to mail notice to the owner of any other Bond or any defect in the notice to such other owner shall not affect the redemption of this bond.

      If the denomination of this bond exceeds five thousand dollars ($5,000), portions of the principal sum in the amount of five thousand dollars ($5,000) or any multiple thereof may be redeemed. If less than all of the principal amount is to be redeemed, upon surrender of this bond to the Trustee, there will be issued to the REGISTERED OWNER, without charge, a new bond or bonds, at the option of the owner, for the unredeemed principal amount.

      Notice of redemption having been duly mailed, this bond, or the portion called for redemption, will become due and payable on the redemption date at the applicable redemption price and, moneys for the redemption having been deposited with the Trustee, from and after the date fixed for redemption interest on this bond (or such portion) will no longer accrue.

      This bond is transferable by the REGISTERED OWNER, in person or by its attorney duly authorized in writing, at the corporate trust office of the Trustee upon surrender of this bond to the Trustee for cancellation. Upon transfer, a new bond or bonds of the same aggregate principal amount will be issued to the transferee at the same office. This bond may also be exchanged at the corporate trust office of the Trustee for a new bond or bonds in authorized denominations of the same aggregate principal amount. Exchanges and transfers will be without expense to the owner except for applicable taxes or other governmental charges, if any. The Trustee will not be required to make an exchange or transfer of this bond during the fifteen (15) days preceding any date fixed for selection for redemption if this bond (or any part thereof) is eligible to be selected or has been selected for such redemption.

      The Bonds are issuable only in fully registered form in the denomination of five thousand dollars ($5,000) or any multiple thereof.

      The Authority, the Trustee and the Company may treat the REGISTERED OWNER as the absolute owner of this bond for all purposes, notwithstanding any notice to the contrary.

      No director, officer, employee or agent of the Authority nor any person executing this bond (by facsimile signature or otherwise) shall be personally liable, either jointly or severally, hereon or be subject to any personal liability or accountability by reason of the issuance hereof.

      This bond shall not be valid until the Certificate of Authentication has been signed by the Trustee.

                                        BUSINESS FINANCE AUTHORITY OF
                                        THE STATE OF NEW HAMPSHIRE

                                        By:
                                        Chairman
(Seal)

                                        By:
                                        Executive Director

                         Certificate Of Authentication

      This bond is one of the Bonds described in the Agreement.

                                        STATE STREET BANK AND TRUST
                                        COMPANY, as Trustee


                                        By: ____________________________________
                                            Authorized Signer

                             STATEMENT OF INSURANCE

      MBIA Insurance Corporation (the "Insurer") has issued a policy containing the following provisions, such policy being on file at the principal corporate trust office of the Trustee (which on the date of this Bond is State Street Bank and Trust Company, Boston, Massachusetts).

      The Insurer, in consideration of the payment of the premium and subject to the terms of this policy, hereby unconditionally and irrevocably guarantees to any owner, as hereinafter defined, of the following described obligations, the full and complete payment required to be made by or on behalf of the Issuer to State Street Bank and Trust Company, or its successor, as Paying Agent for the Bonds (the "Paying Agent") of an amount equal to (i) the principal of (either at the stated maturity or by any advancement of maturity pursuant to a mandatory sinking fund payment) and interest on, the Obligations (as that term is defined below) as such payments shall become due but shall not be so paid (except that in the event of any acceleration of the due date of such principal by reason of mandatory or optional redemption or acceleration resulting from default or otherwise, other than any advancement of maturity pursuant to a mandatory sinking fund payment, the payments guaranteed hereby shall be made in such amounts and at such times as such payments of principal would have been due had there not been any such acceleration); and (ii) the reimbursement of any such payment which is subsequently recovered from any owner pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such owner within the meaning of any applicable bankruptcy law. The amounts referred to in clauses (i) and (ii) of the preceding sentence shall be referred to herein collectively as the "Insured Amounts." "Obligations" shall mean:

                                  $108,985,000
            Business Finance Authority of the State of New Hampshire
                     5.45% Pollution Control Revenue Bonds
  (Public Service Company of New Hampshire Project - 2001 Tax-Exempt Series C)

      Upon receipt of telephonic notice, such notice subsequently confirmed in writing by registered or certified mail, or upon receipt of written notice by registered or certified mail, by the Insurer from the Paying Agent or any owner of an Obligation the payment of an Insured Amount for which is then due, that such required payment has not been made, the Insurer on the due date of such payment or within one business day after receipt of notice of such nonpayment, whichever is later, will make a deposit of funds, in an account with State Street Bank and Trust Company, N.A., in New York, New York, or its successor, sufficient for the payment of any such Insured Amounts which are then due. Upon presentment and surrender of such Obligations or presentment of such other proof of ownership of the Obligations, together with any appropriate instruments of assignment to evidence the assignment of the Insured Amounts due on the Obligations as are paid by the Insurer, and appropriate instruments to effect the appointment of the Insurer as agent for such owners of the Obligations in any legal proceeding related to payment of Insured Amounts on the Obligations, such instruments being in a form satisfactory to State Street Bank and Trust Company, N.A., State Street Bank and Trust Company, N.A. shall disburse to such owners or the Paying Agent payment of the Insured Amounts due on such Obligations, less any amount held by the Paying Agent for the payment of such Insured Amounts and legally available therefor. This policy does not insure against loss of any prepayment premium which may at any time be payable with respect to any Obligation.

      As used herein, the term "owner" shall mean the registered owner of any Obligation as indicated in the books maintained by the Paying Agent, the Issuer, or any designee of the Authority for such purpose. The term owner shall not include the Issuer or any party whose agreement with the Issuer constitutes the underlying security for the Obligations.

      Any service of process on the Insurer may be made to the Insurer at its offices located at 113 King Street, Armonk, New York 10504 and such service of process shall be valid and binding.

      This policy is non-cancelable for any reason. The premium on this policy is not refundable for any reason including the payment prior to maturity of the Obligations.

      This policy has been endorsed as follows:

            It is further understood that this policy shall guarantee to the owner or holder, as defined in the policy, the full and complete payments required to be made by or on behalf of the Issuer if there occurs pursuant to the terms of the Obligations an event which results in the loss of the tax exempt status of the interest on the Obligations, including any principal, interest or premium payments payable thereon, if any, as and when thereby required.

            This endorsement forms a part of the policy to which it is attached, effective on the inception date of the policy.

                                        MBIA INSURANCE CORPORATION

                                   Assignment

      For value received the undersigned sells, assigns and transfers this bond to

(Name and Address of Assignee)

Social Security or Other Identifying Number of Assignee

and irrevocably appoints
attorney-in-fact to transfer it on the books kept for registration of the bond, with full power of substitution.

                              NOTE: The signature to this assignment must correspond with the name as written on the face of the bond without alteration or enlargement or other change and must be guaranteed by a Participant in a Recognized Signature Guaranty Medallion Program.

Dated:

Signature Guaranteed:

Participant in a Recognized Signature
Guaranty Medallion Program


By:

Authorized Signature

      (b) Details of the Bonds. The Bonds shall mature on May 1, 2021 in the principal amount of $108,985,000 and shall bear interest at 5.45% per annum. The Bonds shall be issued in fully registered form and shall be numbered from R-1 upwards in the order of their issuance, or in any other manner determined by the Trustee. Each Bond shall be in the denomination of five thousand dollars ($5,000) or any multiple thereof. The Bonds shall be dated as of December 1, 2001. The interest on the Bonds shall be payable on May 1 and November 1 of each year commencing on May 1, 2002. Interest payments shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. No Bond shall be issued except in compliance with this Section 301.

      Bonds shall be signed on behalf of the Authority by the manual or facsimile signatures of any two of the Chairman, Vice Chairman, Treasurer, and Executive Director and the corporate seal of the Authority or a facsimile thereof shall be engraved or otherwise reproduced thereon. The Certificate of Authentication of the Trustee shall be manually signed on behalf of the Trustee. No bonds shall be issued under this Agreement other than the Bonds.

      In case any officer whose signature or facsimile signature shall appear on any Bond shall cease to be such officer before the delivery thereof, such manual or facsimile signature shall nevertheless be valid and sufficient for all purposes as if he or she had remained in office to the date of such delivery, and any Bond may be signed by the persons who at the time of the execution thereof shall be the proper officers to sign such Bond although at the date of such Bond such persons may not have been such officers.

      (c) Cancellation and Destruction of Bonds. All Bonds paid or redeemed in full, either at or before maturity, shall be delivered to the Trustee when such payment or redemption is made, and such Bonds, and all Bonds surrendered in any exchanges or transfers, shall thereupon be promptly canceled. All Bonds acquired and owned by the Company and delivered to the Trustee for cancellation shall be deemed paid and shall be promptly canceled. Bonds so canceled may at any time be cremated or otherwise destroyed by the Trustee, which shall execute a certificate of cremation or destruction in duplicate by the signature of one of its authorized officers describing the Bonds so cremated or otherwise destroyed, and one executed certificate shall be filed with the Authority and the other executed certificate shall be retained by the Trustee.

      (d) Replacement Bonds. Replacement Bonds shall be issued pursuant to applicable law as a result of the destruction, loss, wrongful taking or mutilation of the Bonds. The costs of a replacement bond shall be paid or reimbursed by the applicant, who shall indemnify the Authority, the Trustee and the Company in such manner as they may require against all liability and expense in connection therewith.

      (e) Registration of Bonds in the Book-Entry Only System.

                  (i) Notwithstanding any provision herein to the contrary, the provisions of this Subsection 301(e) and the Representation Letter (as defined below) shall apply with respect to any Bond registered to CEDE & CO. or any other nominee of The Depository Trust Company ("DTC") while the Book-Entry Only System (meaning the system of registration described in paragraph (ii) of this Subsection 301(e)) is in effect.

                  (ii) The Bonds shall be issued in the form of a separate
            single authenticated fully registered Bond for each stated maturity in substantially the form set forth in Subsection 301(a). Any legend required to be on the Bonds by DTC may be added by the Trustee. On the date of original delivery thereof, the Bonds shall be registered in the registration books of the Trustee in the name of CEDE & CO., as nominee of DTC as agent for the Authority in maintaining the

            Book-Entry Only System. With respect to Bonds registered in the registration books kept by the Trustee in the name of CEDE & CO., as nominee of DTC, the Authority, the Company and the Trustee shall have no responsibility or obligation to any Participant (which means securities brokers and dealers, banks, trust companies, clearing corporations and various other entities, some of whom or their representatives own DTC) or to any Beneficial Owner (which means, when used with reference to the Book-Entry Only System, the person who is considered the beneficial owner of the Bonds pursuant to the arrangements for book entry determination of ownership applicable to
            DTC) with respect to the following: (A) the accuracy of the records of DTC, CEDE & CO. or any Participant with respect to any ownership interest in the Bonds, (B) the delivery to or from any Participant, any Beneficial Owner or any other person, other than DTC, of any notice with respect to the Bonds, including any notice of redemption, or (C) the payment to any Participant, any Beneficial Owner or any other person, other than DTC, of any amount with respect to the principal of or premium, if any, or interest on the Bonds. The Trustee shall pay all principal of and premium, if any, and interest on the Bonds only to or upon the order of DTC, and all such payments shall be valid and effective fully to satisfy and discharge the Authority's obligations with respect to the principal of and premium, if any, and interest on such Bonds to the extent of the sum or sums so paid. No person other than DTC shall receive an authenticated Bond evidencing the obligation of the Authority to make payments of principal of and premium, if any, and interest pursuant to this Agreement. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of CEDE & CO., the words "CEDE & CO." in this Agreement shall refer to such new nominee of DTC.

                  (iii) Upon receipt by the Trustee of written notice from DTC to the effect that DTC is unable or unwilling to discharge its responsibilities, the Trustee shall issue, transfer and exchange Bond certificates as requested by DTC in appropriate amounts and in authorized denominations, and whenever DTC requests the Authority and the Trustee to do so, the Trustee and the Authority will cooperate with DTC in taking appropriate action after reasonable notice (A) to arrange for a substitute bond depository willing and able upon reasonable and customary terms to maintain custody of the Bonds or, if no such substitute bond depository is available, (B) to make available Bond certificates registered in whatever name or names DTC shall designate.

                  (iv) In the event the Company desires to permit Beneficial
            Owners to be able to obtain Bond certificates, the Company may so notify DTC, the Authority and the Trustee, whereupon the Trustee shall issue, transfer and exchange Bond certificates as requested by DTC in appropriate amounts and in authorized denominations and DTC will notify the Participants of the availability through DTC of Bond certificates. Following such notice, the Company, the Trustee and the Authority will cooperate with DTC in taking appropriate action after reasonable notice to make available Bonds registered in whatever name or names DTC shall designate.

                  (v) Notwithstanding any other provision of this Agreement to the contrary, so long as any Bond is registered in the name of CEDE & CO., as nominee of DTC, all payments with respect to the principal of and premium, if any, and interest on such Bond and all notices with respect to such Bond shall be made and given, respectively, to DTC as provided in the Letter of Representation (the "Representation Letter"), from the Authority to DTC as in effect from time to time.

                  (vi) Notwithstanding any provision in Section 307 to the
            contrary, so long as all of the Bonds Outstanding are held in the Book-Entry Only System, if less than all of such Bonds are to be redeemed upon any redemption of Bonds hereunder, the particular Bonds or portions of Bonds to be redeemed shall be selected by DTC in such manner as DTC may determine.

      (f) Paying Agent. At the direction of the Company, the Authority may appoint one or more paying agents, each of which will execute and deliver to the Trustee an instrument in which such paying agent shall agree with the Trustee that such paying agent shall hold in trust, for the benefit of the Bondowners, all sums held by such paying agent for the payment of the principal of, premium, if any, and interest on the Bonds.

      (g) Interest on Overdue Principal. Any overdue principal of any Bond shall bear interest after its maturity or acceleration at the interest rate of the Bonds.

      Section 302. Application of Bond Proceeds. The Authority shall loan the proceeds of the Bonds to the Company by promptly causing (A) the accrued interest, if any, to be deposited in the Bond Fund and (B) $108,985,000 to State Street Bank and Trust Company, as trustee under the Refunding Trust Agreement, to refund the 1991 Series B Bonds on a current basis. The Company represents and warrants that (i) substantially all of the proceeds (within the meaning of the 1954 Code) of the 1983 Bonds and the 1986 Bonds were spent to pay directly or to reimburse the Company for Project Costs; (ii) such Project Costs were incurred by and were chargeable to the capital account of the Company; (iii) such Project Costs are costs of "sewage or solid waste disposal facilities" or "air or water pollution control facilities" within the meaning of Section 103(b)(4)(E) or (F) of the 1954 Code incurred and paid after January 14, 1976; and (iv) such Project Costs were for an "industrial facility" within the meaning of Paragraphs 2, VII
(d) and (e) of the Act. The Company shall pay expenses and costs of issuance of the Bonds from its own funds.

      Section 303. Bond Fund. A Bond Fund is hereby established with the Trustee for the account of the Company, and moneys shall be deposited therein as provided in this Agreement. The Company hereby grants to the Trustee for the benefit of the Bondowners a lien on and security interest in all deposits in the Bond Fund. The moneys in the Bond Fund and any investments held as part of such Fund shall be held in trust and, except as otherwise provided in Sections 304, 604 and 703, shall be applied by the Trustee solely to the payment of principal of, premium, if any, and interest on the Bonds. If at any time the amount in the Bond Fund exceeds the amount necessary to pay or redeem the Bonds in full, and all amounts owing or to be owing under this Agreement to the Authority and the Trustee have been paid or provided for to the reasonable satisfaction of the Trustee and the Authority, then the excess shall be paid to the Company except as otherwise may be required by applicable law. When moneys in the Bond Fund are to be applied to the payment of the Bonds, such moneys shall be transferred by the Trustee to itself for the account of the Authority and shall then be so applied. The Trustee shall pay out of the Bond Fund on each payment date the amount required for the payment of principal of, premium, if any, and interest on the Bonds payable on such date (whether at maturity, upon redemption, by acceleration or otherwise).

      Section 304. Application of Moneys. If available moneys in the Bond Fund are not sufficient on any day to pay all principal of, premium, if any, and interest on the Outstanding Bonds then due or overdue, such moneys shall, after payment of all amounts owing to the Trustee and the Authority under this Agreement, be applied first to the payment of interest, including interest on overdue principal, in the order in which the same became due (pro rata with respect to interest which became due at the same time) and second to the pro rata payment of principal and premium, if any, without regard to the order in which the same became due, in each case pro rata among Bondowners. For this purpose interest on overdue principal shall be treated as coming due on the first day of each month. Whenever moneys are applied pursuant to this section, such moneys shall be applied by the Trustee at such times, and from time to time, as the Trustee in its discretion shall determine, having due regard to the amount of such moneys available and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall exercise such discretion it shall fix the date (which shall be the first day of a month unless the Trustee shall deem another date more suitable) upon which such application is to be made, and upon such date interest on the amounts of principal paid on such date shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the fixing of any such date. When interest or a portion of the principal is to be paid on an overdue Bond, the Trustee may require presentation of the Bond for endorsement of the payment.

      Section 305. Payments by the Company.

      (a) Debt Service. The Company shall pay to the Trustee for deposit in the Bond Fund not later than 12:00 noon, New York City time, on the second Business Day preceding each date on which payment of Debt Service shall become due on any interest payment date, at maturity, upon redemption, by acceleration or otherwise, an amount in immediately available funds on such date equal to the payment then coming due less the amount, if any, then in the Bond Fund and available to pay Debt Service. At any time when any principal of the Bonds is overdue, the Company shall also have a continuing obligation to pay to the Trustee for deposit in the Bond Fund an amount equal to interest on the overdue principal, but the payments required under this section shall not otherwise bear interest. The Company may make payments to the Bond Fund earlier than required by this section, but such payments shall not affect the accrual of interest. If any moneys are invested in accordance with this Agreement and a loss results therefrom so that there are insufficient funds to pay principal of, premium, if any, and interest on the Bonds when due, the Company shall supply the deficiency.

      (b) Additional Payments.

                  (i) The Company shall pay when due the Authority's Service
            Charge and other expenses as provided in Section 803.

                  (ii) Within thirty (30) days after notice from the Trustee, the Company shall pay to the Trustee the reasonable fees and expenses of the Trustee as set forth in Section 703 and other indemnified or reimbursable amounts.

      (c) Unclaimed Moneys. Except as may otherwise be required by applicable law, in case any moneys deposited with the Trustee for the payment of the principal of, premium, if any, or interest on any Bond remain unclaimed for three years after such principal, premium, if any, or interest has become due and payable, the Trustee may, and upon receipt of a written request of the Company Representative shall, pay over to the Company the amount so deposited and thereupon the Trustee and the Authority shall be released from any further liability with respect to the payment of such principal, premium or interest, and the owner of such Bond shall be entitled (subject to any applicable statute of limitations) to look only to the Company as an unsecured creditor for the payment thereof.

      (d) Rebate. The Company shall pay to the United States when due any rebate with respect to the Bonds pursuant to IRC ss.148(f).

      Section 306. Unconditional Obligation. The obligation of the Company to make payments under this Agreement shall be absolute and unconditional, shall be binding and enforceable in all circumstances whatsoever as provided in the Act and shall not be subject to set-off, recoupment or counterclaim, and shall be a general obligation of the Company to which the full faith and credit of the Company are pledged. The Company shall be obligated to make such payments whether or not the Project Facilities have ceased to exist or be functional to any extent from any cause whatsoever. The Company shall be obligated to make such payments regardless of whether it is in possession or entitled to be in possession of the Project Facilities.

      Section 307. Redemption of the Bonds. The Bonds shall be subject to redemption prior to maturity under the circumstances, in the manner and subject to the conditions provided in this section and in the form of Bonds. Whenever Bonds are called for redemption, the accrued interest thereon shall become due on the redemption date. Transfers and payments for the purpose of redeeming Bonds under this Agreement shall be made on behalf of the Authority, and the Authority hereby consents to any redemption of Bonds in accordance herewith. Except as otherwise provided in Subsection 301(e), if less than all of the Bonds are to be redeemed, the Bonds to be redeemed shall be selected by the Trustee by lot or in any customary manner as determined by the Trustee. For this purpose each $5,000 portion of a Bond shall be treated as a separate Bond.

      (a) Optional Redemption. The Outstanding Bonds are subject to redemption prior to maturity on or after May 1, 2012, at the option of the Company, as a whole or in part at any time, at the following prices expressed as percentages of their principal amount, plus accrued interest to the redemption date:

      Period During Which Redeemed            Redemption Price
      ----------------------------            ----------------
      May 1, 2012 through April 30, 2013            101%

      May 1, 2013 and thereafter                    100

      (b) Mandatory Taxability Redemption. The Outstanding Bonds are subject to mandatory redemption at any time at a redemption price of 100% of the principal amount of the Bonds so redeemed plus accrued interest to the date of redemption in the event (i) the Company delivers to the Trustee and the Bond Insurer an opinion of Bond Counsel stating that interest on the Bonds is or will become includable in gross income of the owners thereof for federal income tax purposes, or (ii) it is finally determined by the Internal Revenue Service or a court of competent jurisdiction, as a result of (A) a proceeding in which the Company has participated or been given notice and an opportunity to participate, and (B) either a failure by the Company or the Seabrook Transferee to observe any covenant or agreement undertaken in or pursuant to this Agreement or a Seabrook Transfer, or the inaccuracy of any representation made by the Company or the Seabrook Transferee in or pursuant to this Agreement or a Seabrook Transfer, that interest payable on the Bonds is includable for federal income tax purposes in the gross income of any owner thereof (other than an owner which is a "substantial user" or a "related person" within the meaning of IRC Section 147(a)). Any determination under clause (ii) above will not be considered final for this purpose until the earliest of the conclusion of any appellate review, the denial of appellate review or the expiration of the period for seeking appellate review. Redemption under this Subsection 307(b) shall be in whole unless, not later than forty-five (45) days prior to the redemption date, the Company delivers to the Trustee an opinion of Bond Counsel to the effect that a redemption of less than all of the Bonds will preserve the tax-exempt status of interest on the remaining Bonds outstanding subsequent to such redemption. Any redemption under this Subsection 307(b) shall be made on the 60th day after the date on which the opinion described in clause (i) is delivered or the determination described in clause (ii) becomes final or on such earlier date as the Company may designate by notice given to the Trustee at least forty-five
(45) days prior to such designated date. If such redemption shall occur in accordance with the terms of this Agreement, then such failure by the Company or the Seabrook Transferee to observe such covenant or agreement, or the inaccuracy of any such representations will not, in and of itself, constitute a Default hereunder.

      If the Trustee receives written notice from any Bondowner stating that (I) such Bondowner has been notified in writing by the Internal Revenue Service that it proposes to include the interest on the Bonds in the gross income of such owner for federal income tax purposes, or any other proceeding has been instituted against such owner which may lead to a like determination, and (II) such owner will afford the Company the opportunity to participate at its own expense in the proceeding, either directly or in the name of such owner, until the conclusion of any appellate review, and the Trustee has examined such written notice and it appears to be accurate on its face, then the Trustee shall promptly give notice thereof to the Company, the Authority, and each Bondowner whose Bonds may be affected. The Trustee shall thereafter keep itself reasonably informed of the progress of any administrative proceedings or litigation relating to such notice.

      (c) Notice to the Trustee. The Company shall exercise its option to have Bonds redeemed under Subsection 307(a) by giving written notice to the Trustee at least forty-five (45) days before the redemption date. The Company shall keep the Trustee informed of the progress of any proceeding referred to in Subclause 307(b)(ii)(A) and shall give written notice to the Trustee within forty-five
(45) days after it has actual knowledge of a final determination as described in Clause 307(b)(ii).

      (d) Payment of Redemption Price and Accrued Interest. Whenever Bonds are called for redemption, the accrued interest thereon shall become due on the redemption date and shall be paid from the Bond Fund to the extent available therein. To the extent not otherwise provided, the Company shall deposit with the Trustee on the second Business Day preceding the redemption date a sufficient sum to pay the redemption price and accrued interest.

      (e) Notice of Redemption. When Bonds are to be redeemed, the Trustee shall give notice to Bondowners in the name of the Authority as provided in the form of Bond and this Subsection 307(e), which notice shall identify the Bonds or portions thereof to be redeemed and state the date fixed for redemption and the place or places of payment of the redemption price. The notice shall further state that on such date there shall become due and payable upon each Bond or portion thereof to be redeemed the redemption price thereof, together with interest accrued to the redemption date, that money available therefor having been deposited with the Trustee, from and after such date, interest thereon shall cease to accrue and that the Bonds or portions thereof called for redemption shall cease to be entitled to any benefit under this Agreement except the right to receive payment of the redemption price. Failure to mail notice to a particular Bondowner, or any defect in the notice to such Bondowner, shall not affect the redemption of any other Bond.

      Section 308. Investments.

      (a) Pending their use under this Agreement, moneys in the Bond Fund may be invested or reinvested by the Trustee at the written direction of the Company Representative (upon which the Trustee may conclusively rely) in Permitted Investments, as defined below, with maturities at or before the time when such moneys are required to be available and shall be so invested upon and pursuant to written direction of the Company if no Default known to the Trustee then exists under this Agreement; provided that the Company shall not request, authorize or permit any investment which would cause any of the Bonds to be classified as "arbitrage bonds" as defined in IRC ss.148(a). Any investments and proceeds thereof shall be held by the Trustee as part of the Bond Fund and shall be sold or redeemed at the direction of the Company to the extent necessary to make payments or transfers or anticipated payments or transfers from such Fund.

      (b) Any interest or dividends realized from an investment and any profit realized upon the sale or disposition thereof shall be credited to the Bond Fund and any loss shall be charged thereto.

      (c) (1) The term "Permitted Investments" means (A) Direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury, and CATS and TIGRS) or obligations the principal of and interest on which are unconditionally guaranteed by the United States of America; (B) Bonds, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following federal agencies and provided such obligations are backed by the full faith and credit of the United States of America (stripped securities are only permitted if they have been stripped by the agency itself):

                  (i) U.S. Export-Import Bank (Eximbank) - Direct obligations or fully guaranteed certificates of beneficial ownership;

                  (ii) Farmers Home Administration (FmHA) - Certificates of
            beneficial ownership;

                  (iii) Federal Financing Bank

                  (iv) Federal Housing Administration Debentures (FHA)

                  (v) General Services Administration - Participation
            certificates

                  (vi) Government National Mortgage Association (GNMA or "Ginnie
            Mae") - GNMA - guaranteed mortgage-backed bonds and GNMA - guaranteed pass-through obligations

                  (vii) U.S. Maritime Administration - Guaranteed Title XI
            financing

                  (viii) U.S. Department of Housing and Urban Development (HUD)
            - Project Notes, Local Authority Bonds, New Communities Debentures - U.S. government guaranteed debentures, U.S. Public Housing Notes and Bonds - U.S. government guaranteed public housing notes and bonds;

      (C) Bonds, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following non-full faith and credit U.S. government agencies (stripped securities are only permitted if they have been stripped by the agency itself):

                  (i) Federal Home Loan Bank System - Senior debt obligations

                  (ix) Federal Home Loan Mortgage Corporation (FHLMC or "Freddie
            Mac") - Participation Certificates and Senior debt obligations

                  (x) Federal National Mortgage Association (FNMA or "Fannie
            Mae") - Mortgage-backed securities and senior debt obligations

                  (xi) Student Loan Marketing Association (SLMA or "Sallie Mae")
            - Senior debt obligations

                  (xii) Resolution Funding Corp. (REFCORP) obligations, and

                  (xiii) Farm Credit System - Consolidated systemwide bonds and notes;

      (D) Money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Federal Securities Act of 1933, and having a rating by S&P of AAAm-G; AAAm; or Aam; (E) Certificates of deposit secured at all times by collateral described in (A) and/or (B) above. Such certificates must be issued by commercial banks, savings and loan associations or mutual savings banks. The collateral must be held by a third party and the bondholders must have a perfected first security interest in the collateral; (F) Certificates of deposit, savings accounts, deposit accounts or money market deposits which are fully insured by FDIC, including BIF and SAIF; (G) Investment Agreements, including GIC's, acceptable to the Bond Insurer; (H) Commercial paper rated, at the time of purchase, "Prime - 1" by Moody's and "A-1" or better by S&P; (I) Bonds or notes issued by any state or municipality which are rated by Moody's and S&P in one of the two highest rating categories assigned by such agencies; (J) Federal funds or bankers acceptances with a maximum term of one year of any bank which has an unsecured, uninsured and unguaranteed obligation rating of "Prime - 1" or "A3" or better by Moody's and "A-1" or "A" or better by S&P; and (K) Repurchase agreements acceptable to the Bond Insurer.

      (2) Notwithstanding the immediately preceding paragraph Permitted Investments shall not include the following:

                  (i) obligations the principal of and interest on which are unconditionally guaranteed by the United States of America, certificates of deposit and bankers' acceptances, in each case with yields lower than the yield available on comparable obligations of the United States Treasury; or

                  (xiv) any demand deposit or similar account with a bank, trust company or broker, unless the account is used for holding funds for a short period of time until such funds are reinvested or spent.

      Any of the requirements of this paragraph (2) shall not apply to moneys as to which the Trustee and the Authority shall have received an opinion of nationally recognized bond counsel to the effect that such requirements are not necessary to preserve the exclusion of interest on Bonds from the gross income of the owner thereof for federal income tax purposes. Any such Permitted Investments obtained from or through or issued by the Trustee in its commercial banking capacity, or from or by any of its affiliates, shall be permitted (provided that such investment otherwise qualifies in accordance with the definition of "Permitted Investments").

      Section 309. Tax Status of Bonds. The Company will perform its obligations and agreements contained in the Federal Tax Statement as if they were set forth herein. All representations of the Company in the Federal Tax Statement shall be treated as if they were set forth herein. Any covenants, agreements or representations made by the Company or any transferee of the Project Facilities (or any successor to such a transferee) in connection with such a transfer shall be performed and treated as if set forth herein. The Authority will cooperate with the Bondowners and the Company to the extent deemed necessary or permitted by law in the opinion of bond counsel to the Authority in order to preserve the exclusion of interest on the Bonds from the gross income of the owners thereof for federal income tax purposes.

      Section 310. Payment Procedure Pursuant to Bond Insurance Policy. In the event that, on the second Business Day, and again on the Business Day, prior to the payment date on the Bonds, the Trustee has not received sufficient moneys to pay all principal of and interest on the Bonds due on the second following or following, as the case may be, Business Day, the Trustee shall immediately notify the Bond Insurer or its designee on the same Business Day by telephone, facsimile or telegraph, confirmed in writing by registered or certified mail, of the amount of the deficiency.

      (a) If the deficiency is made up in whole or in part prior to or on the payment date, the Trustee shall so notify the Bond Insurer or its designee.

      (b) In addition, if the Trustee has actual notice that any Bondowner has been required to disgorge payments of principal or interest on the Bond to a trustee in bankruptcy or creditors or others pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such Bondowner within the meaning of any applicable bankruptcy laws, then the Trustee shall notify the Bond Insurer or its designee of such fact by telephone, facsimile or telegraphic notice, confirmed in writing by registered or certified mail.

      (c) The Trustee is hereby irrevocably designated, appointed, directed and authorized to act as attorney-in-fact for Bondowners as follows:

            (i) If and to the extent there is a deficiency in amounts required to pay interest on the Bonds, the Trustee shall (a) execute and deliver to State Street Bank and Trust Company, N.A., or its successors under the Bond Insurance Policy (the "Insurance Paying Agent"), in form reasonably satisfactory to the Insurance Paying Agent, an instrument appointing the Bond Insurer as agent for such Bondowners in any legal proceeding related to the payment of such interest and an assignment to the Bond Insurer of the claims for interest to which such deficiency relates and which are paid by the Bond Insurer, (b) receive as designee of the respective Bondowners (and not as Trustee) in accordance with the tenor of the Bond Insurance Policy payment from the Insurance Paying Agent with respect to the claims for interest so assigned, and (c) disburse the same to such respective Bondowners ; and

            (ii) If and to the extent of a deficiency in amounts required to pay principal of the Bonds, the Trustee shall (a) execute and deliver to the Insurance Paying Agent in form reasonably satisfactory to the Insurance Paying Agent an instrument appointing the Bond Insurer as agent for such Bondowners in any legal proceeding relating to the payment of such principal and an assignment to the Bond Insurer of any of the Bonds surrendered to the Insurance Paying Agent of so much of the principal amount thereof as has not previously been paid or for which moneys are not held by the Trustee and available for such payment (but such assignment shall be delivered only if payment from the Insurance Paying Agent is received), (b) receive as designee of the respective Bondowners (and not as Trustee) in accordance with the tenor of the Bond Insurance Policy payment therefor from the Insurance Paying Agent, and (c) disburse the same to such Bondowners.

      (d) Payments with respect to claims for interest on and principal of Bonds disbursed by the Trustee from proceeds of the Bond Insurance Policy shall not be considered to discharge the obligation of the Authority with respect to such Bonds, and the Bond Insurer shall become the owner of such unpaid Bonds and claims for the interest in accordance with the tenor of the assignment made to it under the provisions of this section or otherwise.

      (e) Irrespective of whether any such assignment is executed and delivered, the Authority and the Trustee hereby agree for the benefit of the Bond Insurer that:

            (i) They recognize that to the extent the Bond Insurer makes payments, directly or indirectly (as by paying through the Trustee), on account of principal of or interest on the Bonds, the Bond Insurer will be subrogated to the rights of such Owners to receive the amount of such principal and interest from the Authority, with interest thereon as provided and solely from the sources stated in this Agreement and the Bonds; and

            (ii) They will accordingly pay to the Bond Insurer the amount of such principal and interest (including principal and interest recovered under subparagraph (ii) of the first paragraph of the Bond Insurance Policy, which principal and interest shall be deemed past due and not to have been paid), with interest thereon as provided in this Agreement and the Bonds, but only from the sources and in the manner provided herein for the payment of principal of and interest on the Bonds to Bondowners, and will otherwise treat the Bond Insurer as the owner of such rights to the amount of such principal and interest.

      (f) Copies of any amendments made to the documents executed in connection with the issuance of the Bonds which are consented to by the Bond Insurer shall be sent to S&P.

      (g) The Bond Insurer shall receive notice of the resignation or removal of the Trustee and the appointment of a successor thereto.

      (h) The Bond Insurer shall receive copies of all notices required to be delivered to Bondowners and, on an annual basis, the Company shall provide to the Bond Insurer copies of the Company's audited financial statements and annual budget.

      (i) Any notice that is required to be given to an owner of the Bonds or to the Trustee or by any party pursuant to this Agreement shall also be provided to the Bond Insurer. All notices required to be given to the Bond Insurer under this Agreement shall be in writing and shall be sent by registered or certified mail addressed to MBIA Insurance Corporation, 113 King Street, Armonk, NY 10504,
Attention: Surveillance.

      Section 311. The Bond Insurer. Except as provided in Subsection 608(b), anything in this Agreement to the contrary notwithstanding, the Bond Insurer shall be deemed to be the owner of the Bonds for purposes of giving consents (including consent to amendments to this Agreement other than those requiring unanimous consent of the affected Bondowners), notices, directions and waivers to the Company, the Authority and the Trustee under this Agreement.

      (j) Except as provided in Subsection 608(b), the Bond Insurer, acting alone, shall have the right to direct all remedies pursuant to Section 602(b) in an Event of Default, subject to the terms of the Agreement.

                            ARTICLE IV. THE PROJECT

      Section 401. Company not to Impair Tax Status; Use of Project Facilities. Notwithstanding any provision herein to the contrary, the Company did not and will not use any of the proceeds of the 1983 Bonds, the 1986 Bonds, the 1991 Series B Bonds or the Loan (or the income earned through the investment thereof, if any) and did not take or omit any action or permit any action to be taken or omitted with the result that interest on the Bonds is included in the gross income of the owners thereof for federal income tax purposes. The use of the Project Facilities (or facilities replacing the same) is in furtherance of the purpose of air or water pollution control or sewage or solid waste disposal and in compliance with the Act.

      Section 402. Qualification of Project Facilities. Notwithstanding any provision herein to the contrary, the Company did not permit the Project Facilities to fail to qualify as (a) "industrial facilities" under the Act, and
(b) a facility described in Section 1312(a) of the Tax Reform Act of 1986, or
(c) "sewage or solid waste disposal facilities" or "air or water pollution control facilities" within the meaning of Section 103(b)(4)(E) or (F) of the 1954 Code. No funds of the Authority, other than the proceeds of the Bonds, shall be available to pay Project Costs. The Company acknowledges that it is not relying on any representation of any kind by the Authority or the Trustee concerning the nature or condition of the Project Facilities. Neither the Authority nor the Trustee shall be liable to the Company or any other person for any latent or patent defect in the Project Facilities.

      Section 403. Reserved .

      Section 404. Reserved.

      Section 405. Disposition and Use of Project Facilities. The Company has transferred its interest in the Project Facilities to NAEC. NAEC is expected to transfer the Project Facilities to an unaffiliated party pursuant to an order of the New Hampshire Public Utilities Commission. No Bonds shall be issued under this Agreement until the Authority, the Company, the Trustee and NAEC have executed and delivered a Series C Seabrook Pollution Control Facilities Agreement substantially in the form attached hereto as Exhibit B (such Agreement and each subsequent agreement providing for a Seabrook Transfer, a "Facilities Agreement"). No sale, lease, transfer or other disposition of the Project Facilities or the Station shall relieve the Company of any of its obligations under this Agreement.

                 ARTICLE V. ADDITIONAL COVENANTS OF THE COMPANY

      Section 501. Existence and Good Standing; Merger; Consolidation; Notice to Trustee. The Company will maintain its corporate existence, qualification to do business and good standing under the laws of the State of New Hampshire and will maintain itself as a foreign corporation duly qualified to do business and in good standing, where applicable, in each jurisdiction in which the failure to so qualify would have a material adverse effect upon its business or properties. The Company shall not merge or consolidate with or sell all or substantially all of its assets to another entity, except that the Company may so merge or consolidate with or sell all or substantially all of its assets to another corporation if (i) the surviving or transferee corporation is qualified to do business in New Hampshire, (ii) the surviving or transferee corporation (if not the Company) has assumed in writing all of the Company's obligations hereunder and under the Series K First Mortgage Bonds, and (iii) upon such assumption there will not be a Default hereunder or under the First Mortgage Indenture (disregarding any required passage of time or giving of notice thereunder). The Company shall not change its name or reorganize or change its legal structure, or merge or consolidate with or sell all or substantially all its assets to another entity, without at least thirty (30) days prior written notice to the Trustee (unless the Trustee agrees to a shorter period).

      Section 502. Indemnification by the Company. The Company, regardless of any agreement to maintain insurance, shall and does hereby indemnify the Authority and the Trustee against (a) any and all claims by any person related to the participation of the Authority or the Trustee in the transactions contemplated by this Agreement, including without limitation claims arising out of any condition of the Project Facilities or Station or the construction, use, occupancy or management thereof; any accident, injury or damage to any person occurring in or about the Station; any breach by the Company of its obligations under this Agreement; any act or omission of the Company or any of its agents, contractors, servants, employees or licensees; or the offering, issuance, sale or any resale of the Bonds to the extent permitted by law, and (b) all costs, counsel fees, expenses or liabilities reasonably incurred in connection with any such claim or any action or proceeding brought thereon. In case any action or proceeding is brought against the Authority or the Trustee by reason of any such claim, the Company will defend the same at its expense upon notice from the Authority or the Trustee, and the Authority or the Trustee, as the case may be, will cooperate with the Company, at the expense of the Company, in connection therewith.

      Section 503. Continuing Disclosure. The Company and the Trustee hereby covenant and agree that each will comply with and carry out all of the provisions of the Continuing Disclosure Agreement applicable to it and this
Section 503 of this Agreement. The Authority shall have no liability to the owners of the Bonds or any other person with respect to such disclosure matters. Notwithstanding any other provision of this Agreement, failure of the Company or the Trustee to comply with the Continuing Disclosure Agreement shall not be considered an Event of Default; however, the Trustee may (and, at the request of the owners of at least 25% aggregate principal amount of Outstanding Bonds, shall) or any owner (including a beneficial owner) of Bonds may seek specific performance of the Company's or the Trustee's obligations to comply with the Continuing Disclosure Agreement or this Section 503 and not for money damages in any amount.

                        ARTICLE VI. DEFAULT AND REMEDIES

      Section 601. Default.

      (a) Events of Default; Default. "Event of Default" in this Agreement means any one of the events set forth below and "Default" means any Event of Default without regard to any lapse of time or notice.

                  (i) Debt Service on Bonds. Any payment of interest, principal or premium on the Bonds shall not be paid when the same becomes due and payable.

                  (ii) Other Obligations. The Company shall fail to observe or perform any of its other covenants or agreements contained herein, or the Seabrook Transferee shall fail to observe or perform any of its covenants or agreements related to the Project Facilities contained in the Facilities Agreement, and such failure shall continue for a period of sixty (60) days after written notice given to the Company by the Trustee, the Bond Insurer or the Bondowners of at least 25% in principal amount of the Bonds Outstanding; provided, however, that if such Default cannot be cured by the Company or the Seabrook Transferee within such sixty-day period, it shall not constitute an Event of Default if, with the written consent of the Bond Insurer (which shall not be unreasonably withheld), curative action is instituted by the Company or the Seabrook Transferee within such sixty-day period and thereafter is diligently pursued until such Default is cured.

                  (iii) First Mortgage Bond Default. The occurrence of any
            "event of default" as defined in the First Mortgage Bond Indenture.

                  (iv) Bond Insurance Agreement Default. The Trustee shall have received written notice from the Bond Insurer of the occurrence of any "Event of Default" as defined in the Bond Insurance Agreement.

      The Company agrees to notify the Authority, the Trustee and the Bond Insurer promptly in writing of the occurrence of any Default or Event of Default of which it has knowledge. Immediately after becoming aware of an Event of Default under (i) above, or within five (5) days or the next Business Day if such fifth day is not a Business Day after becoming aware of a Default or an Event of Default under (ii), (iii), or (iv) above, the Trustee will give notice to the Bondowners and, in the case of an Event of Default under (i), (ii) or
(iv) above, to the First Mortgage Bond Trustee.

      Notwithstanding anything in this section to the contrary, no action or failure to act by the Company or the Seabrook Transferee which results in interest on the Bonds becoming includable in gross income of the owners thereof for federal income tax purposes shall constitute a Default or Event of Default under this Agreement so long as (I) the Company shall have delivered the opinion described in clause (i) of Subsection 307(b) or shall have complied with the second sentence of Subsection 307(c) and (II) the redemption provided by Subsection 307(b) occurs. In such event, no Bondowner shall be entitled to any claim for monetary damages hereunder and the redemption of the Bonds as provided under Subsection 307(b) shall be the exclusive recourse of Bondowners.

      (b) Waiver. At any time before an acceleration pursuant to Section 602, the Trustee may waive a Default (other than a Default in the payment of principal of, premium, if any, or interest on the Bonds) and its consequences, with the written consent of the Bond Insurer, by written notice to the Company, and in the absence of any inconsistent instructions from Bondowners pursuant to Sections 605 or 901 shall do so, with the written consent of the Bond Insurer, upon written instruction of the owners of at least twenty-five per cent (25%) in principal amount of the Outstanding Bonds. No waiver under this section shall affect the right of the Trustee or the Authority to enforce the payment of any amounts owing to it.

      Any cure or waiver of any "event of default" under the First Mortgage Bond Indenture and a rescission and annulment of its consequences shall constitute a cure or waiver of the corresponding Event of Default under Paragraph 601(a)(iii) and a rescission and annulment of the consequences thereof, and the Trustee, upon obtaining knowledge thereof, shall give written notice of such cure or waiver, rescission or annulment to the Authority and the Company, and shall give notice thereof by mail to all Bondowners; but no such cure or waiver, rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right or remedy consequent thereon.

      Section 602. Remedies for Events of Default. If an Event of Default occurs and is continuing:

      (a) Acceleration. With the written consent of the Bond Insurer, the Trustee may, and upon the written request of the Bondowners of at least 25% in principal amount of the Bonds Outstanding shall, by written notice to the Authority and the Company, declare immediately due and payable the principal amount of the Outstanding Bonds and accrued interest thereon, whereupon the same shall become immediately due and payable without any further action or notice.

      If at any time after such acceleration and before any judgment or decree for the payment of moneys with respect thereto has been entered all amounts payable hereunder except principal of and interest on the Bonds which are due solely by reason of such acceleration shall have been paid or provided for by deposit with the Trustee and all existing Defaults shall have been cured or waived, then the Bondowners representing a majority in principal amount of the Bonds Outstanding may annul such acceleration and its consequences by written notice to the Authority, the Trustee and the Company. Such annulment shall be binding upon the Authority, the Trustee and all of the Bondowners, but no such annulment shall extend to or affect any subsequent Default or impair any right or remedy consequent thereto.

      (b) Rights as a Secured Party. The Trustee may, with the written consent of the Bond

Insurer and shall at the written direction of the Bond Insurer, exercise all of the rights and remedies of a secured party under the UCC, subject to the terms of this Agreement. Notice sent by registered or certified mail, postage prepaid, or delivered during business hours, to the Company at least seven (7) days before an event under UCC Section 9-611(b) or any successor provision of law shall constitute reasonable notification of such event.

      Section 603. Court Proceedings. The Trustee and the Bond Insurer may enforce the provisions of this Agreement by appropriate legal proceedings for the specific performance of any covenant, obligation or agreement contained herein whether or not a Default or an Event of Default exists, or for the enforcement of any other appropriate legal or equitable remedy, and may recover damages caused by any breach by the Company of the provisions of this Agreement, including (to the extent this Agreement may lawfully provide) court costs, reasonable attorney's fees and other costs and expenses incurred in enforcing the obligations of the Company hereunder. The Authority may likewise enforce obligations owed to it hereunder which it has not assigned to the Trustee. All rights under this Agreement and the Bonds may be enforced by the Trustee without the possession of any Bonds or the production thereof at the trial or other proceedings relative thereto, and any proceeding instituted by the Trustee shall be brought in its name for the ratable benefit of the Bondowners.

      Section 604. Revenues after Default. After the occurrence of an Event of Default, any funds pledged as security hereunder and any other moneys received by the Trustee (other than amounts irrevocably set aside to pay particular Bonds), after payment or reimbursement of the reasonable expenses of the Trustee and the Authority in connection therewith shall be applied, first, to any other amounts owing to the Trustee; second, to any other amounts owing to the Authority other than the Authority's Service Charge; third, to amounts due under
Section 305(a), which amounts shall be applied to the payment of principal of, premium, if any, and interest on the Bonds in the order specified in Section 304; fourth, to the Authority's Service Charge; and fifth, to other obligations of the Company hereunder in such order as determined by the Trustee. Any amounts remaining after the satisfaction of all obligations of the Company hereunder shall be paid to the Company.

      Section 605. Rights of Bondowners. If an Event of Default occurs and is continuing, and if the Bondowners representing not less than 25% in principal amount of the Bonds Outstanding shall have requested the Trustee in writing to exercise one or more of the rights and remedies provided hereunder and offered it indemnity as provided in Subsection 702(e), the Trustee shall be required to exercise such one or more of the rights and remedies hereunder as the Trustee shall determine to be in the best interest of the Bondowners and not inconsistent with any directions given in accordance with Section 901. No Bondowner shall have any right to institute an action in law or equity or to pursue any other remedy hereunder with respect to any Bond unless (i) an Event of Default of which the Trustee has been notified has occurred and Bondowners representing not less than 25% in principal amount of the Bonds Outstanding shall have requested the Trustee in writing to exercise its rights and remedies with respect thereto and shall have offered the Trustee reasonable opportunity to do so and indemnity as provided in Subsection 702(e), and (ii) the Trustee shall within a reasonable time thereafter fail to exercise any of such rights or remedies. No Bondowner shall have any right to institute any action or pursue any other remedy if and to the extent that the surrender, impairment, waiver, or loss of the lien of this Agreement would, under applicable law, result. Notwithstanding the foregoing, each Bondowner shall have a right of action to enforce payment of the Bonds at and after the due date thereof at the place, from the sources and in the manner expressed in the Bonds.

      Section 606. Performance of Company's Obligations. If the Company shall fail to observe or perform any of its agreements or obligations hereunder, the Authority or the Trustee may perform the same in its own name or in the Company's name and each is hereby irrevocably appointed the Company's attorney-in-fact for such purpose. Unless an Event of Default exists, the Authority or the Trustee, as the case may be, shall give at least five (5) days notice to the Company before taking action under this section, except that in case of emergency as reasonably determined by the acting party, it may act on lesser notice or give the notice promptly after rather than before taking the action. The reasonable cost of any such action performed by the Trustee or the Authority shall be paid or reimbursed by the Company within thirty (30) days after the Trustee or the Authority notify the Company of such cost.

      Section 607. Remedies Cumulative; No Waiver. The rights and remedies under this Agreement shall be cumulative and shall not exclude any other rights and remedies allowed by law, provided there is no duplication of recovery. Neither the failure to insist upon a strict performance of any of the obligations of the Company, nor the failure to exercise any remedy for any violation thereof, shall be taken as a waiver for the future of the right to insist upon strict performance of the obligation or to exercise any remedy for the violation.

Section 608. Rights of Bond Insurer.

      (a) Anything in this Agreement to the contrary notwithstanding, except as provided in subsection (b), upon the occurrence and continuance of an Event of Default, the Bond Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Bondowners or the Trustee for the benefit of the Bondowners under this Agreement, including, without limitation, acceleration of the principal of the Bonds as described in this Agreement and the right to annul any declaration of acceleration, and the Bond Insurer shall also be entitled to approve all waivers of Events of Default with respect to the Bonds.

      (b) Anything in this Agreement to the contrary notwithstanding, the provisions contained in this Section 608 and all other rights and remedies granted to the Bond Insurer under this Agreement shall be null and void upon the happening and during the continuance of any of the following (a "Bond Insurer Default"): (1) a Bond Insurer Event of Insolvency, except to the extent of payments made by the Bond Insurer under the Bond Insurance Policy which are not voidable preferences; or (2) failure of the Bond Insurer to pay in accordance with the Bond Insurance Policy, except to the extent of prior payments made by the Bond Insurer under the Bond Insurance Policy which are not voidable preferences.

                            ARTICLE VII. THE TRUSTEE

      Section 701. Corporate Organization, Authorization and Capacity. The Trustee represents and warrants that it is a trust company duly organized and validly existing under the laws of The Commonwealth of Massachusetts and duly licensed in Massachusetts, with the capacity to exercise the powers and duties of the Trustee hereunder, and that by proper corporate action it has duly authorized the execution and delivery of this Agreement.

      Section 702. Rights and Duties of the Trustee.

      (a) Moneys to be Held in Trust. All moneys deposited with the Trustee under this Agreement (other than amounts received for its own use) shall be held by the Trustee in trust and applied subject to the provisions of this Agreement, but need not be segregated from other funds except as required herein or by law.

      (b) Accounts. The Trustee shall keep proper accounts of its transactions hereunder (separate from its other accounts), which shall be open to inspection at reasonable times and upon reasonable advance written request by the Authority, the Company, the Bond Insurer and the Bondowners and their representatives duly authorized in writing.

      (c) Performance of the Authority's Obligations. If the Authority shall fail to observe or perform any agreement or obligation contained in this Agreement, the Trustee may take whatever legal proceedings may be required to compel full performance by the Authority of its obligations, and in addition, the Trustee may, to whatever extent it deems appropriate for the protection of the Bondowners, itself or the Company, perform any such obligation in the name of the Authority and on its behalf.

      (d) Responsibility. The Trustee shall be entitled to the advice of counsel (who may be the Trustee's counsel, counsel for the Authority, the Company or any Bondowner) and shall be wholly protected as to any action taken or omitted to be taken in good faith in reliance on such advice. The Trustee may rely conclusively on any notice, certificate or other document furnished to it hereunder and reasonably believed by it to be genuine. The Trustee shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, in good faith omitted to be taken by it and reasonably believed to be beyond the discretion or powers conferred upon it, taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action; nor shall it be responsible for the consequences of any error of judgment reasonably made by it. The duties of the Trustee are those expressly set forth in this Agreement, and no additional duties shall be implied. When any payment, consent or other action by it is called for hereby, it may defer such action pending receipt of such evidence, if any, as it may require in support thereof. The Trustee shall in no event be liable for the application or misapplication of funds, or for other acts or defaults by any person, firm, or corporation, except its own directors, officers, and employees. No recourse shall be had by the Company, the Authority or any Bondowner for any claim based on this Agreement or any Bond against any director, officer, employee, or agent of the Trustee alleging personal liability on the part of such person, unless such claim is based upon the bad faith, negligence, fraud or deceit of such person. The Trustee has no responsibility for the validity or sufficiency of this Agreement or the Bonds or any security therefor.

      (e) Limitations on Actions. The Trustee shall not be required to monitor the financial condition of the Company or the physical condition of the Project Facilities and, unless otherwise expressly provided, shall not have any responsibility with respect to notices, certificates or other documents filed with it hereunder, except to make them available for inspection by the Bondowners. The Trustee shall not be deemed to have knowledge of and shall not be required to take notice of any Default or Event of Default, except for a Default or Event of Default described in Paragraph 601(a)(i) relating to the payment of principal of, premium, if any, and interest on the Bonds, unless the Trustee shall be specifically notified in writing by the Company, the Authority or Bondowners representing not less than 25% in principal amount of the Bonds Outstanding, or in the case of a Default or Event of Default described in Paragraph 601(a)(iii), the Trustee shall be notified in writing by the First Mortgage Bond Trustee. The Trustee shall not be required to take any remedial action (other than the giving of notice) unless indemnity reasonably satisfactory to it is furnished for any expense or liability to be incurred therein, other than liability for failure to meet the standards set forth in this section. The Trustee shall be entitled to reimbursement from the Company for its expenses reasonably incurred or advances reasonably made, which reimbursement shall be due and payable thirty (30) days after notifying the Company of such expenses or advances, in the exercise of its rights or the performance of its obligations hereunder, whether or not it acts without previously obtaining indemnity.

      A permissive right or power to act shall not be construed as a requirement to act. Upon receipt of written notice, direction, instruction, and indemnity as provided above and, after making such investigation, if any, as it deems appropriate to verify the occurrence of any Default of which it is notified by the Bondowners, the Trustee shall pursue such remedies hereunder (not contrary to such direction) as it deems appropriate for the protection of the Bondowners; and in its actions under this provision, the Trustee shall be required to act for the protection of the Bondowners with the same prudence as would be expected of a prudent person in the conduct of such person's affairs.

      (f) Financial Obligations. Nothing contained in this Agreement shall in any way obligate the Trustee to pay any debt or meet any financial obligations to any person in relation to the Project Facilities except from moneys received under the provisions of this Agreement (including from the exercise of its rights and remedies hereunder) other than moneys received for its own purposes.

      (g) Registration Books. The Trustee will keep books for the registration of the Bonds and transfers thereof as provided in this Agreement. The Trustee shall furnish a list of the Bondowners to the Authority, the Bond Insurer or Company at any time upon its request, and to Bondowners representing at least 15% in principal amount of the Outstanding Bonds, at any time upon their request.

      (h) Ownership of Bonds. The Trustee or any affiliate of the Trustee may be or become the owner of Bonds with the same rights as if it were not Trustee.

      (i) No Surety Bond. The Trustee shall not be required to furnish any bond or surety.

      (j) Requests by the Company. Upon any request by the Company to the Trustee to take any action under this Agreement (including but not limited to any proposed amendment pursuant to Section 1001) the Trustee shall be entitled to receive from the Company prior to taking such action, and to rely upon, a certificate of a Company Representative and an opinion of counsel reasonably satisfactory to the Trustee (who may be counsel to the Company), and, if applicable in the reasonable judgment of the Trustee, a certificate of an accountant satisfactory to the Company (who may be an employee of the Company), each to the effect that in the signer's opinion all conditions precedent applicable to such action under this Agreement, if any, have been satisfied (and, in the case of the certificate of the Company Representative, including but not limited to the absence of any Default or Event of Default) and such action is permitted by this Agreement.

      (k) Trustee as Holder of Series K First Mortgage Bonds. So long as no Default has occurred and is continuing, the Trustee may, but shall have no obligation to, take any action in its capacity as the registered holder of the Series K First Mortgage Bonds (other than the duty to exercise reasonable care in the safekeeping thereof and the giving of notices set forth below), unless and except to the extent the Trustee is directed in writing by the Bondowners as provided in Section 901 of this Agreement. The Trustee shall promptly notify the Bondowners of the receipt of and contents of any notice it receives under the First Mortgage Bond Indenture (other than notices solely of payments being made on the Series K First Mortgage Bonds).

      Section 703. Fees and Expenses of the Trustee. The Company shall pay to the Trustee reasonable compensation for its services and prepay or reimburse the Trustee for its reasonable expenses and disbursements, including attorney's fees, hereunder. The Company shall indemnify and save the Trustee harmless against any and all (a) claims as set forth in Section 502 above, (b) costs, counsel fees, expenses and liabilities reasonably incurred in connection with such claims, and (c) costs, counsel fees, expenses and liabilities which it may incur in or arising from the administration, performance or exercise of its duties, rights, powers or responsibilities hereunder and which are not due to the bad faith, negligence, fraud or deceit of any director, officer, employee or agent of the Trustee. Any fees, expenses, reimbursements, or other charges which the Trustee may be entitled to receive from the Company hereunder shall be due and payable thirty (30) days after a request for payment has been made by the Trustee, and if not otherwise paid, shall be a first lien upon any funds or other property then or thereafter held hereunder by the Trustee. If any such moneys are so applied, the Company shall be immediately obligated to restore the moneys so applied.

      Section 704. Resignation or Removal of Trustee. The Trustee may resign on not less than sixty (60) days' notice given in writing to the Authority, the Bondowners, the Bond Insurer and the Company, but such resignation shall not take effect until a successor, approved by the Bond Insurer (which approval shall not be unreasonably withheld), has been appointed and has assumed the duties hereunder. The Trustee will promptly certify to the other parties that it has mailed such notice to all Bondowners and such certificate shall be conclusive evidence that such notice was given in the manner required hereby. The Trustee may be removed by written notice to the parties from the Bondowners representing a majority in principal amount of the Bonds Outstanding (upon not less than thirty (30) days written notice unless such removal is for cause), but no such removal shall take effect until a successor has been appointed and assumed the duties hereunder. A petition in a court of competent jurisdiction for removal of the Trustee and the appointment of a successor may be filed by the Bondowners representing not less than 25% in principal amount of the Bonds Outstanding.

      Section 705. Successor Trustee. Any corporation or association which succeeds to the corporate trust business of the Trustee as a whole, or substantially as a whole, whether by sale, merger, consolidation or otherwise, shall become vested with all the property, rights and powers of the Trustee hereunder, without any further act or conveyance.

      In case the Trustee resigns or is removed or becomes incapable of acting, or becomes bankrupt or insolvent, or if a receiver, liquidator or conservator of the Trustee or of its property is appointed, or if a public officer takes charge or control of the Trustee, or of its property or affairs, a successor shall be appointed by written notice from the Company to the Bond Insurer and the Authority. The Company shall notify the Bondowners of the appointment in writing within twenty (20) days from the appointment. The Company will promptly certify to the successor Trustee that it has mailed such notice to all Bondowners and such certificate will be conclusive evidence that such notice was given in the manner required hereby. If no appointment of a successor is made within twenty
(20) days after the giving of written notice in accordance with Section 704 or after the occurrence of any other event requiring or authorizing such appointment, the outgoing Trustee or any Bondowner may apply to any court of competent jurisdiction for the appointment of such a successor, and such court may thereupon, after such notice, if any, as such court may deem proper, appoint such successor. Any successor Trustee appointed under this section shall be a trust company or a bank having the powers of a trust company that meets the requirements of the Act and has a capital and surplus of not less than $50,000,000. Any such successor Trustee shall notify the Authority and the Company of its acceptance of the appointment and, upon giving such notice, shall become Trustee, vested with all the property, rights and powers of the Trustee hereunder, without any further act or conveyance. Such successor Trustee shall execute, deliver, record and file such instruments as are required to confirm or perfect its succession hereunder and any predecessor Trustee shall from time to time execute, deliver, record and file such instruments as the incumbent Trustee may reasonably require to confirm or perfect any succession hereunder.

                          ARTICLE VIII. THE AUTHORITY

      Section 801. Limited Obligation. Under no circumstances shall the Authority be obligated directly or indirectly to pay Project Costs, principal of or premium, if any, and interest on the Bonds, or expenses of operation, maintenance and upkeep of the Project Facilities except from Bond proceeds or from funds received under this Agreement, exclusive of funds received hereunder by the Authority for its own use. This Agreement does not create any debt of the State of New Hampshire with respect to the Project Facilities other than a special obligation of the Authority acting on behalf of the State of New Hampshire pursuant to the Act. Nothing contained herein shall in any way obligate the State of New Hampshire to raise any money by taxation or use other public funds for any purpose in relation to the Project Facilities. Neither the State of New Hampshire nor the Authority shall pay or promise to pay any debt or meet any financial obligation to any person at any time in relation to the Project Facilities except (i) from moneys received or to be received under the provisions hereof or derived from the exercise of the Authority's right hereunder, other than moneys received for its own purposes, or (ii) as may be required by law other than the provisions of the Act. Nothing contained in this Agreement shall be construed to require or authorize the Authority to operate the Project Facilities itself or to conduct any business enterprise in connection therewith.

      Section 802. Rights and Duties of the Authority.

      (a) Remedies of the Authority. Notwithstanding any contrary provision in this Agreement, the Authority shall have the right to take any action or make any decision with respect to proceedings for indemnity against the liability of the Authority and for collection or reimbursement from sources other than moneys or property held under this Agreement or subject to the lien hereof. The Authority may enforce its rights under this Agreement which have not been assigned to the Trustee by legal proceedings for the specific performance of any obligation contained herein or for the enforcement of any other appropriate legal or equitable remedy, and may recover damages caused by any breach by the Company of its obligations to the Authority under this Agreement, including court costs, reasonable attorney's fees and other costs and expenses incurred in enforcing such obligations.

      (b) Limitations on Actions. The Authority shall not be required to monitor the financial condition of the Company or the physical condition of the Project Facilities and, unless otherwise expressly provided, shall not have any responsibility with respect to notices, certificates or other documents filed with it hereunder. The Authority shall not be required to take notice of any breach or default except when given notice thereof by the Trustee. The Authority shall not be responsible for the payment of any rebate to the United States under IRC ss.148(f). The Authority shall not be required to take any action unless indemnity reasonably satisfactory to it is furnished for expenses or liability to be incurred therein (other than the giving of notice). The Authority, upon written request of the Bondowners or the Trustee, and upon receipt of reasonable indemnity for expenses or liability, shall cooperate to the extent reasonably necessary to enable the Trustee to exercise any power granted to the Trustee by this Agreement. The Authority shall be entitled to reimbursement pursuant to Section 803 to the extent that it acts without previously obtaining full indemnity.

      (c) Responsibility. The Authority shall be entitled to the advice of counsel (who may be counsel for any party or for any Bondowner) and shall be wholly protected as to any action taken or omitted to be taken in good faith in reliance on such advice. The Authority may rely conclusively on any notice, certificate or other document furnished to it under this Agreement and reasonably believed by it to be genuine. The Authority shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or power conferred upon it, or in good faith omitted to be taken by it and reasonably believed to be beyond such discretion or power, or taken by it pursuant to any direction or instruction by which it is governed under this Agreement or omitted to be taken by it by reason of the lack of direction or instruction required for such action under this Agreement, or be responsible for the consequences of any error of judgment reasonably made by it. When any payment, consent or other action by the Authority is called for by this Agreement, the Authority may defer such action pending such investigation or inquiry or receipt of such evidence, if any, as it may require in support thereof. A permissive right or power to act shall not be construed as a requirement to act, and no delay in the exercise of a right or power shall affect the subsequent exercise thereof. The Authority shall in no event be liable for the application or misapplication of funds, or for other acts or defaults by any person or entity except by its own directors, officers and employees. No recourse shall be had by the Company, the Trustee or any Bondowner for any claim based on this Agreement or the Bonds against any director, officer, employee or agent of the Authority unless such claim is based upon the bad faith, fraud or deceit of such person. No covenant, obligation or agreement of the Authority contained in this Agreement shall be deemed to be a covenant, obligation or agreement of any present or future director, officer, employee or agent of the Authority in his individual capacity, and no person executing a Bond shall be liable personally thereon or be subject to any personal liability or accountability by reason of the issuance thereof.

      Section 803. Expenses of the Authority. The Company shall pay when due the Authority's Service Charge and shall prepay or reimburse the Authority within thirty (30) days after notice for all expenses (including reasonable attorney's fees) incurred by the Authority in connection with the issuance and carrying of the Bonds and all expenses reasonably incurred or advances reasonably made in the exercise of the Authority's rights or the performance of its obligations hereunder. Any fees, expenses, reimbursements or other charges which the Authority may be entitled to receive from the Company hereunder, if not paid within ten (10) days of when they are due, shall bear a late charge equal to 5% of the amount overdue, and if not paid within sixty (60) days, shall bear interest at 12% per annum.

      Section 804. Matters to be Considered by Authority. In approving, concurring in or consenting to action or in exercising any discretion or in making any determination under this Agreement, the Authority may consider the interests of the public, which shall include the anticipated effect of any transaction on tax revenues and employment, as well as the interests of the other parties hereto and the Bondowners; provided, however, nothing herein shall be construed as conferring on any person other than the other parties and the Bondowners any right to notice, hearing or participation in the Authority's consideration, and nothing in this section shall be construed as conferring on any of them any right additional to those conferred elsewhere herein. Subject to the foregoing, the Authority will not unreasonably withhold any approval or consent to be given by it hereunder.

      Section 805. Actions by Authority. Any action which may be taken by the Authority hereunder shall be deemed sufficiently taken if taken on its behalf by its Chairman, its Vice Chairman or its Executive Director or by any other director, officer or agent whom it may designate from time to time.

                           ARTICLE IX. THE BONDOWNERS

      Section 901. Action by Bondowners. Subject to Subsections 311, 601(b), 602(a) and Section 1001 (as to the waivers and consents granted thereby), Bondowners representing a majority in principal amount of the Bonds Outstanding shall have the right at any time, by written notice to the Trustee and upon offering it indemnity as provided in Subsection 702(e), to direct the Trustee
(i) in the granting of any consents, waivers or similar actions pertaining to the Bonds, (ii) in the time, method and place of conducting all proceedings,
(iii) in the exercise of any rights or remedies available to the Trustee hereunder, or (iv) in the exercise of any other right or power conferred upon the Trustee for the protection of the Bondowners, provided that such direction shall be in accordance with the provisions of law and this Agreement, and the Trustee may take any other action determined proper by the Trustee which is not inconsistent with such direction.

            Except with respect to the matters provided below, Bondowners representing a majority in principal amount of the Bonds Outstanding shall have the right, at any time, by written notice to the Trustee and the offering of indemnity as provided in Subsection 702(e), to direct the Trustee, as holder of all of the Series K First Mortgage Bonds, to exercise the rights available to it as holder of such bonds under the First Mortgage Bond Indenture, including, without limitation, as to rendering notice to the First Mortgage Bond Trustee of the occurrence of a default thereunder, the institution of any suit, action or proceeding to enforce payments on the Series K First Mortgage Bonds which were not paid when due or other proceeding in respect of the First Mortgage Bond Indenture which the Trustee, as holder of the Series K First Mortgage Bonds, is entitled to institute, and as to the time, place and method of any such proceeding for any remedy available to the Trustee, as holder of the Series K First Mortgage Bonds, subject however to compliance with the applicable provisions of the First Mortgage Bond Indenture.

      Where the First Mortgage Bond Trustee is required or permitted to take any action under the First Mortgage Bond Indenture upon the direction, authorization, consent, notice or request of the holders of a specified percentage of principal amount of bonds outstanding thereunder or of outstanding bonds thereunder which would be adversely affected by such action, including with respect to acceleration of the maturity of such bonds under Section 10.1 of the First Mortgage Bond Indenture, the time, method and place of proceedings and waivers of events of default, as provided in Section 10.12 of the First Mortgage Bond Indenture and amendments of the First Mortgage Bond Indenture under Article 15 thereof, each Bondowner shall be deemed the holder of its pro-rata portion of the principal amount of Series K First Mortgage Bonds and shall have the right to direct the Trustee whether or not to render such direction, authorization, consent, notice or request under the First Mortgage Bond Indenture in respect of such Bondowner's pro-rata portion, whereupon the Trustee shall notify the First Mortgage Bond Trustee of the action to be taken in respect of the applicable principal amount of Series K First Mortgage Bonds.

      Any request, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Bondowners may be contained in and evidenced by one or more writings of substantially the same tenor signed by the Bondowners of the requisite percentage of principal amount of Bonds Outstanding or their attorneys duly appointed in writing. Proof of the execution of any such instrument, or of any instrument appointing any such attorney, shall be sufficient for any purpose of this Agreement (except as otherwise herein expressly provided) if made in the following manner, but the Authority or the Trustee may nevertheless in its discretion require further or other proof in cases where it deems the same desirable:

      The fact and date of the execution by any Bondowner or his or her attorney of such instrument may be proved by the certificate, which need not be acknowledged or verified, of an officer of a bank or trust company satisfactory to the Authority or to the Trustee or of any notary public or other officer authorized to take acknowledgements of the deeds to be recorded in the state in which he purports to act, that the person signing such request or other instrument acknowledged to him or her the execution thereof, or by an affidavit of a witness of such execution, duly sworn to before such notary public or other officer. The authority of the person or persons executing any such instrument on behalf of a corporate Bondowner may be established without further proof if such instrument is signed by a person purporting to be the president or a vice president of such corporation with a corporate seal affixed and attested by a person purporting to be its clerk or secretary or an assistant clerk or assistant secretary.

      The ownership of Bonds and the amount, numbers and other identification, and date of holding the same shall be proved by the registry books for the Bonds maintained by the Trustee.

      Any request, consent or vote of the owner of any Bond shall bind all future owners of such Bond. Bonds owned or held by or for the account of the Authority, the Company, or any related person to the Company within the meaning of Section 147(a) of the IRC shall not be deemed Outstanding Bonds for the purpose of any consent or other action by Bondowners.

                    ARTICLE X. AMENDMENTS AND MISCELLANEOUS

      Section 1001. Amendments.

      (a) Without Bondowners' Consent. The parties may from time to time, with the consent of the Bond Insurer but without the consent of any Bondowner, amend this Agreement in order to (i) cure any ambiguity, defect or omission in the Agreement that does not materially adversely affect the interests of the Bondowners, (ii) grant additional rights or security to the Trustee for the benefit of the Bondowners, (iii) add additional Events of Default as shall not be inconsistent with the provisions of this Agreement and which shall not materially adversely affect the interests of the Bondowners, (iv) qualify this Agreement under the Trust Indenture Act of 1939, as amended, or corresponding provisions of federal laws from time to time in effect, or (v) make such other provisions in regard to matters or questions arising under this Agreement as shall not be inconsistent with the provisions of this Agreement and which shall not materially adversely affect the interests of the Bondowners.

      (b) With Bondowners' Consent. Except as set forth in Subsection 1001(a), the parties may from time to time amend this Agreement with the consent of the Bond Insurer and the owners of more than 50% in aggregate principal amount of the Bonds Outstanding; provided, that no amendment shall be made which adversely affects the rights of some but less than all the Bonds Outstanding without the consent of the owners of more than 50% in aggregate principal amount of the Bonds so affected; and provided further, that no amendment of this Agreement shall be effective to (i) change the principal, premium or interest on any Bonds, (ii) change the interest payment dates, maturity dates or redemption provisions of any Bonds, (iii) reduce the percentage of Bondowners whose consent is required for the amendment of this Agreement or (iv) modify the lien upon or pledge of the payments and other revenues assigned and pledged hereunder, without the consent, in each case, of the owner of each Bond which would be affected by the action proposed to be taken. Any amendment of this Agreement made under this or the preceding Subsection shall be accompanied by an opinion of Bond Counsel reasonably satisfactory to the Trustee to the effect that the amendment is permitted by this Agreement and that it will not affect the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes. When the Trustee determines that the requisite number of consents have been obtained for an amendment which requires Bondowner consent, it shall, within ninety (90) days, file a certificate to that effect in its records and give notice thereof to the Bondowners. No action or proceeding to invalidate the amendment shall be instituted or maintained unless it is commenced within sixty (60) days after such notice. The validity of the amendment shall not be adversely affected by any failure to give notice or any defect in the notice. A consent to an amendment may be revoked by a notice given by the Bondowner and received by the Trustee prior to the Trustee's certification that the requisite consents have been obtained.

      Section 1002. Notices. All notices to the Authority, the Trustee, the Bond Insurer, the Company, or the Bondowners unless otherwise specified shall be in writing and shall be deemed sufficiently given if delivered by registered or certified mail, postage prepaid, or delivered during business hours as follows:
(i) to the Authority at 14 Dixon Avenue, Suite 101, Concord, New

Hampshire 03301, attention of the Executive Director, (ii) to the Trustee at 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103, attention of Corporate Trust Department, (iii) to the Company at 1000 Elm Street, Manchester, New Hampshire 03105, attention of Assistant Treasurer - Finance, with a copy to Northeast Utilities Service Company, P.O. Box 270, Hartford, Connecticut 06141-0270 (if by U.S. Mail) and 107 Selden Street, Berlin, Connecticut 06037 (if by courier), attention of Assistant Treasurer - Finance, (iv) to the Bond Insurer at 113 King Street, Arrmonk, New York 10504, Attention: IPM-PCF, or, as to all of the foregoing, to such other address as the addressee shall have indicated by prior written notice to the one giving notice. All notices to a Bondowner shall be in writing and shall be deemed sufficiently given if sent by first class mail, postage prepaid, to the Bondowner at the address shown on the registration books for the Bonds maintained by the Trustee. A Bondowner may direct the Trustee to change its address as shown on the registration books by written notice to the Trustee. All notices to Bondowners shall identify the Bonds by name, CUSIP number, date of original issuance, maturity date, and such other descriptive information as may be needed to identify accurately the Bonds.

      All notices sent to Bondowners by the Trustee shall simultaneously be sent by registered or certified mail, postage prepaid, to all registered securities depositories that are registered owners of the Bonds, provided that the failure to give such notice shall not affect the validity of any notice given to Bondowners.

      Notice hereunder may be waived prospectively or retroactively by the person entitled to the notice, but no waiver shall affect any notice requirement as to other persons.

      Section 1003. Agreement Not for the Benefit of Other Parties. This Agreement is not intended for the benefit of and shall not be construed to create rights in parties other than the Authority, the Company, the Trustee, the Bond Insurer, the Bondowners and the respective directors, members, officers, employees and agents of the Authority and the Trustee to the extent specified in Sections 702 and 802.

      Section 1004. Severability. In the event that any provision of this Agreement shall be held to be invalid in any circumstance, such invalidity shall not affect any other provisions or circumstances.

      Section 1005. Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute one and the same instrument.

      Section 1006. Captions. The captions and table of contents of this Agreement are for convenience only and shall not affect the construction hereof.

      Section 1007. Governing Law. This Agreement shall be governed by the laws of the State of New Hampshire.

      Section 1008. Payment Date Not a Business Day. If any payment, redemption or maturity date for principal, premium or interest shall be (i) a Sunday or a legal holiday, or (ii) a day on which banking institutions are authorized pursuant to law to close and on which the corporate trust office of the Trustee or the First Mortgage Bond Trustee is not open for business, then the payment thereof may be made on the next succeeding day not a day specified in (i) or (ii) with the same force and effect as if made on the specified payment date and no interest shall accrue for the period after the specified payment date.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed under seal all as of the date first above written.

                                        BUSINESS FINANCE AUTHORITY
                                        OF THE STATE OF NEW HAMPSHIRE
(Seal)

                                        By:_____________________________________
                                              Jack Donovan
                                              Executive Director


                                        PUBLIC SERVICE COMPANY OF NEW
                                        HAMPSHIRE
(Seal)

                                        By:_____________________________________
                                              Name: Randy A. Shoop
                                              Title: Assistant Treasurer -
                                                     Finance

                                        STATE STREET BANK AND TRUST
                                        COMPANY, as Trustee
(Seal)

                                        By:_____________________________________
                                              Name:
                                              Title:

                                   EXHIBIT A

                             THE PROJECT FACILITIES

      The Project Facilities to be refinanced by the Bonds consist of certain air or water pollution control and sewage or solid waste disposal facilities at the Seabrook Station Plant, Unit No. 1, in which Public Service Company of New Hampshire had, at the time of issue of the 1991 Series B Bonds, a 35.56942 percent ownership interest. The Project Facilities include the following:

Waste Water Run-Off System

      The Waste Water Run-Off System collects and treats yard area drainage to remove pollutants. The System includes catch basins, yard waste water drain pipes, and a site settling pond.

Chemical and Oily Waste Treatment System

      The Chemical and Oily Waste Treatment System collects, stores, processes, treats and disposes of non-radioactive chemical and oily wastes. The wastes result from construction, start-up and operation of the Seabrook Station Plant. The wastes are collected and treated to remove pollutants. The System includes tanks, an acid and caustic handling system, waste lagoons, system flush piping, and oil separator, curbs and drains, pipes, valves, transfer pumps, controls and instrumentation and related support equipment.

Sanitary Waste System

      Sanitary waste is collected, treated and disposed of by the Sanitary Waste System. The System includes sanitary drains, sumps and pumps, a holding tank, a pump station, a sewage treatment plant, piping, transfer pumps and related support equipment.

Radioactive Gaseous Waste System

      The Radioactive Gaseous Waste System collects, processes, stores and treats radioactive gaseous waste produced during normal operations. The System includes the following components: a main gas collection header, a waste gas condenser with associated primary cooling water components, gas chiller compressor units, iodine guard beds, a regeneration subsystem for dryers, waste gas dryers, a waste gas compressor package, ambient carbon delay beds, particulate filters, an after cooler, a hydrogen surge tank, a waste gas radiation monitor, an equipment vent system, a hydrogenated vent header, and associated piping, valves, controls and instrumentation.

Exhaust Filtration System

      The Exhaust Filtration System collects, filters and discharges exhaust containing low level radioactive contamination resulting from normal operations. The System includes exhaust filters, exhaust fans, exhaust ducts, plenums, dampers, piping, flow control valves, and controls and instrumentation.

Liquid Radwaste System

      The Liquid Radwaste System collects, processes, treats, recycles and disposes of low level radioactive liquid waste resulting from normal operations. The System includes tanks, filters, strainers, pumps, a reboiler, an evaporator, an evaporator distillate condenser, an evaporator distillate accumulator, an evaporator distillate cooler, an evaporator bottoms cooler, a waste demineralizer and filter, equipment drains, chemical drains, a radiation monitor, and associated controls and instrumentation.

Boron Recycle System

      The Boron Recycle System collects, stores, treats, recycles and disposes of reactor coolant letdown during normal operations. This System is required to maintain reactor coolant letdown in accordance with federal pollution control standards as to radioactivity. The System includes the following components:
Drain tanks, a degasifier, a preheater, a degasifier regenerative heat exchanger, trim coolers, a degasifier prefilter, cesium removal ion exchangers, recovery filters, waste storage tanks, recovery evaporator packages, recovery test tanks, recovery demineralizers, recovery demineralizer filters, a letdown rehead heat exchanger, a letdown chiller heat exchanger, a letdown moderating heat exchanger, a chiller surge tank, a chiller, thermal regenerative demineralizers, radiation monitors, associated pumps, piping and valves, and controls and instrumentation.

Steam Generator Blowdown Treatment System

      The Steam Generator Blowdown Treatment System collects, processes, stores and treats steam generator blowdown for discharge or recycle during normal operation. This is necessary in compliance with pollution control requirements which limit the discharge of untreated steam generator blowdown. The System includes the following components: Blowdown evaporators, an evaporator distillate condenser, an evaporator condensate accumulator, an evaporator distillate pump, an evaporator condensate cooler, an evaporator bottoms pump, an evaporator bottoms cooler, blowdown demineralizers, acid and caustic systems, blowdown heat exchangers, and associated piping, controls and instrumentation.

Solid Radwaste System

      The Solid Radwaste System collects, stores, packages and prepares solid radioactive waste for disposal. Radioactive solid wastes processed by this System include spent demineralizer resins, expended filter cartridges, evaporator concentrates as well as dry active waste consisting of rags, clothing, paper and other trash. The System includes the following components: A spent resin storage tank, an evaporator bottoms storage tank, associated collection piping, pumps and valves, a dry waste compactor, a filter transfer vehicle, and associated controls and instrumentation.

Waste Processing Building

      The Waste Processing Building is a reinforced concrete structure which houses equipment used for exempt facilities. The purpose of this building is to house the air and water pollution control facilities and the solid waste disposal facilities.

Auxiliary Building

      The Auxiliary Building is a reinforced concrete structure which houses both pollution control and production related equipment. Pollution control facilities located in the Auxiliary Building include portions of the liquid radwaste and gaseous radwaste systems. The cost of the Auxiliary Building and general support equipment has been allocated to the exempt facilities according to the ratio of space used for qualified equipment to the total space used in the building for all equipment.

Spent Nuclear Fuel Facility

      The Spent Nuclear Fuel Facility is located in a separate building with enclosed fuel handling equipment for production functions and for spent fuel storage. The fuel handling facility includes a Seismic Category 1 structure containing a spent fuel pool with racks, spent fuel cooling and purification systems, a new fuel storage area, a spent fuel cask loading pit, and a cask washdown area. Also included are cranes and equipment supporting the fuel handling operations as well as the transfer canal leading the reactor containment. The cost of the Spent Nuclear Fuel Facility is determined through an allocation of the cost of the overall fuel facility between spent fuel facilities and production facilities.

Circulating Water System

      The Circulating Water System will provide cooling water to the main condensers of Seabrook Station. The Circulating Water System is a once-through system using sea water from the Atlantic Ocean to remove the heat of condensation from the steam cycle and to dispose of that heat in an environmentally acceptable manner. The points of inlet and discharge of the cooling water are offshore, east of Hampton Beach, New Hampshire.

      The System includes the following structures: Two 19-foot inside diameter tunnels, lined with reinforced concrete, which connect the plant with the offshore inlet and outlet structures; a pumphouse, located at the plant site which encloses traveling screens and pumps for the circulating water and service water systems; and a piping system at the plant site, for the most part underground, interconnecting the tunnels, the pumphouse, and the condensers.

      The tunnels extend through the underlying rock in an east-west direction at an elevation between 200 and 250 feet below sea level. They end at the plant site with two 19-foot diameter vertical shafts, which reach above grade transforming at the top into two transition boxes open to the atmosphere. At the offshore end, the intake tunnel terminates with three 9-foot inside diameter vertical shafts connecting to three submerged inlet heads. The discharge tunnel terminates with eleven 5-foot inside diameter vertical shafts, each connecting to a submerged bifurcated diffuser head.

Service Water Cooling Tower System

      The Service Water Cooling Tower System disposes of waste heat from the plant service water system. Waste heat from equipment throughout the plant is collected by the service water cooling system piping. The service water transfers waste heat to the service water cooling tower, which discharges heat to the atmosphere, thereby controlling discharge of waste heat to the natural water resources adjacent to the station. The Service Water Cooling Tower System components include the service water cooling tower, service water piping, pumps and associated electrical service, mechanical equipment, controls and instrumentation.

Screen Wash System

      The Screen Wash System collects, stores and disposes of debris removed from the circulating and service water systems. This debris is solid waste with no market or other value. After removal, the debris is transferred to a landfill for final disposal. The components of the Screen Wash System include the screen wash pumps, trash trough, trash container, piping and valves, associated electrical service, mechanical equipment, controls and instrumentation

                                   EXHIBIT B

            SERIES C SEABROOK POLLUTION CONTROL FACILITIES AGREEMENT

      This Series C Seabrook Pollution Control Facilities Agreement (this "Facilities Agreement") is entered into as of December 19, 2001 by the Business Finance Authority of the State of New Hampshire (with its successors, the "Authority"), a body corporate and politic created under New Hampshire Revised Statutes Annotated 162-A:3; Public Service Company of New Hampshire (with its successors, the "Company"), a New Hampshire corporation; North Atlantic Energy Corporation (with its successors, "NAEC"), a New Hampshire corporation; and State Street Bank and Trust Company, a Massachusetts trust company, as Trustee (with its successors, the "Trustee"), under a Series C Loan and Trust Agreement dated as of October 1, 2001 (the "LTA") among the Authority, the Company and the Trustee, which secures the Authority's 5.45% $108,985,000 in aggregate principal amount Pollution Control Revenue Bonds (Public Service Company of New Hampshire Project - 2001 Tax-Exempt Series C) (the "Bonds"). Capitalized terms not otherwise defined herein shall have the meaning given them in the LTA.

      This Facilities Agreement is entered into pursuant to Section 405 of the LTA in connection with the issuance of the Bonds by the Authority on behalf of the Company and the proposed transfer by NAEC of its interest in the Station (including the Project Facilities) to an unaffiliated party. The purpose of this Facilities Agreement is to ensure the continued exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes and to satisfy certain requirements of the Authority with respect to facilities financed under the Act. This Facilities Agreement shall remain in effect so long as NAEC owns the Project Facilities and until no Bonds remain Outstanding.

      In consideration of the mutual promises contained in this Facilities Agreement, the rights conferred and the obligations assumed hereby, and other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Company, NAEC, the Authority and the Trustee agree, assign, covenant, grant, pledge, promise, represent and warrant as set forth herein for their own benefit and for the benefit of the Bondowners.

      Section 1. Representations and Covenants of the Company. The Company represents, warrants, covenants and agrees as follows:

      (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire; is duly qualified to do business and in good standing in each jurisdiction in which the failure so to qualify would have a material adverse affect on its business or properties; and has full corporate power to enter into this Facilities Agreement.

      (b) This Facilities Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company as provided herein and in the LTA, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights and to the exercise of judicial discretion in appropriate cases.

      (c) No Default or Event of Default exists under the LTA.

      (d) The Company has obtained all regulatory approvals necessary to enter into this Facilities Agreement and all such approvals have become final.

      (e) The Company's execution and delivery of this Facilities Agreement does not violate or constitute a default under the Company's charter or by-laws, any applicable law, any order or decree of any court or governmental authority having jurisdiction over the Company, or any agreement or instrument binding on the Company or its properties.

      Section 2. Representations and Covenants of NAEC. NAEC represents, warrants, covenants and agrees as follows:

      (a) NAEC is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire; is duly qualified to do business and in good standing in the State of New Hampshire and in each jurisdiction in which the failure so to qualify would have a material adverse affect on its business or properties; and has full corporate power to enter into this Facilities Agreement.

      (b) This Facilities Agreement has been duly authorized, executed and delivered by NAEC and constitutes a valid and binding obligation of NAEC enforceable against NAEC as provided herein, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights and to the exercise of judicial discretion in appropriate cases.

      (c) NAEC has obtained all regulatory approvals necessary to enter into this Facilities Agreement and all such approvals have become final.

      (d) NAEC's execution and delivery of this Facilities Agreement does not violate or constitute a default under NAEC's charter or by-laws, any applicable law, any order or decree of any court or governmental authority having jurisdiction over NAEC, or any agreement or instrument binding on NAEC or its properties.

      (e) NAEC will maintain its corporate existence and its qualification to do business and good standing under the laws of the State of New Hampshire and will maintain itself as a foreign corporation duly qualified to do business and in good standing, where applicable, in each jurisdiction in which the failure to so qualify would have a material adverse effect upon its business or properties. NAEC shall not merge or consolidate with or sell all or substantially all of its assets to another entity, except that the NAEC may so merge or consolidate with or sell all or substantially all of its assets to another corporation if (i) the surviving or transferee corporation is qualified to do business in New Hampshire, and (ii) the surviving or transferee corporation (if not NAEC) has assumed in writing all of NAEC's obligations hereunder.

      Section 3. Use of the Project. (a) Notwithstanding any provision herein or in the LTA to the contrary, NAEC will not operate the Project Facilities in any manner, and will not take or omit any action or permit any action to be taken or omitted with the result that interest on the

Bonds is included in the gross income of the owners thereof for federal income tax purposes. NAEC's use of the Project Facilities (or facilities replacing the same) shall be in furtherance of the purpose of air or water pollution control or sewage or solid waste disposal and in compliance with the Act.

      (b) Notwithstanding any provision herein or in the LTA to the contrary, NAEC shall not permit the Project Facilities to fail to qualify as (1) "industrial facilities" under the Act, (2) a facility described in Section 1312(a) of the Tax Reform Act of 1986, or (3) "sewage or solid waste disposal facilities" or "air or water pollution control facilities" within the meaning of
Section 103(b)(4)(E) or (F) of the 1954 Code. NAEC acknowledges that it is fully familiar with the physical condition of the Project Facilities and that it is not relying on any representation of any kind by the Authority or the Trustee concerning the nature or condition thereof. Neither the Authority nor the Trustee shall be liable to NAEC or any other person for any latent or patent defect in the Project Facilities.

      (c) In the maintenance, improvement and operation of the Project Facilities, NAEC will comply in all material respects with all applicable building, subdivision, zoning and land use, environmental protection, sanitary and safety and other laws, rules and regulations, and will not permit any nuisance thereat and will, to the extent of its ownership and control, permit no nuisance to be committed thereat by others while NAEC is, or is entitled to be, in possession thereof. It shall not be a breach of this section if NAEC fails to comply with such laws, rules and regulations during any period in which NAEC shall in good faith be diligently contesting the validity thereof.

      (d) NAEC shall pay in a timely manner all costs of maintaining and operating the Project Facilities, including without limitation all taxes, excises and other governmental charges lawfully levied thereon or with respect to its interests therein or use thereof to the extent of NAEC's interest therein. It shall not be a breach of this section if NAEC fails to pay any such costs, taxes or charges during any period in which NAEC shall in good faith be contesting the validity or amount thereof and no foreclosure proceedings have been commenced, unless the procedures applicable to such contest require payment thereof and proceedings for their refund or abatement.

      (e) NAEC shall not sell, lease, transfer or otherwise dispose of the Project Facilities (other than the grant of a mortgage pursuant to a financing transaction) unless (i) it obtains the consent of the Authority, which consent shall not be unreasonably withheld, provided, however, that no such consent shall be required if such transaction has been approved by or consented to by the New Hampshire Public Utilities Commission; (ii) it obtains an opinion of Bond Counsel addressed to and reasonably satisfactory to the Trustee and the Authority that such sale, lease, transfer or other disposition will not affect the exclusion of the interest on the Bonds from the gross income of the owners thereof for federal income tax purposes; and (iii) the sale, lease, transfer or other disposition is made pursuant to a written agreement executed and delivered by NAEC and the transferee, under which agreement the transferee agrees to be bound by covenants substantially similar in all material respects to the covenants set forth in Attachment 1 hereto.

      NAEC shall not make any material change in the purposes for which the Project Facilities are used without the consent of the Authority, which consent shall not be unreasonably withheld. NAEC at its own expense may alter, remodel or improve the Project Facilities and construct other facilities at the site of the Project Facilities, provided such action shall not result in any substantial change in the Project Facilities or the character of the activities conducted by NAEC at the Project Facilities site without the consent of the Authority, which consent shall not be unreasonably withheld.

      (f) The Authority and the Trustee and their respective duly authorized agents shall have the right at all reasonable times and upon the furnishing of reasonable notice under the circumstances to examine the books and records of NAEC relating to the Project Facilities.

      (g) The undertakings of NAEC contained in Subsections 3(b), (c), (d) and
(e) are limited to those consistent with NAEC's undivided percentage interest in the facilities of which the Project Facilities are a part.

      Section 4. Indemnification by NAEC. NAEC, regardless of any agreement to maintain insurance, shall and does hereby indemnify the Authority and the Trustee against (a) any and all claims by any person related to the participation of the Authority or the Trustee in the financing of the Project Facilities, including without limitation claims arising out of any condition of the Project Facilities or Station or the construction, use, occupancy or management thereof; any accident, injury or damage to any person occurring in or about the Station; any breach by NAEC of its obligations under this Facilities Agreement; any act or omission of NAEC or any of its agents, contractors, servants, employees or licensees; and (b) all costs, counsel fees, expenses or liabilities reasonably incurred in connection with any such claim or any action or proceeding brought thereon. In case any action or proceeding is brought against the Authority or the Trustee by reason of any such claim, NAEC will defend the same at its expense upon notice from the Authority or the Trustee, and the Authority or the Trustee, as the case may be, will cooperate with NAEC, at the expense of NAEC, in connection therewith.

      Section 5. Failure to Comply. NAEC shall immediately notify the Authority, the Company and the Trustee of any failure to observe or perform any of its covenants or agreements contained herein, and thereafter shall keep the Authority, the Company and the Trustee informed with respect to any curative action instituted by NAEC in order to cure such failure.

      Section 6. Amendment. This Facilities Agreement may be amended by the parties hereto, provided, however, that in connection with any amendment the Company or NAEC shall furnish the Authority and the Trustee with an opinion of Bond Counsel stating that the amendment will not impair the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes.

      Section 7. Agreement Not for the Benefit of Other Parties. This Facilities Agreement is not intended for the benefit of and shall not be construed to create rights in parties other than the Authority, the Company, NAEC, the Trustee and the Bondowners.

      Section 8. Severability. In the event that any provision of this Facilities Agreement shall be held to be invalid in any circumstance, such invalidity shall not affect any other provisions or circumstances.

      Section 9. Counterparts. This Facilities Agreement may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute one and the same instrument.

      Section 10. Governing Law. This Facilities Agreement shall be governed by the laws of the State of New Hampshire.

      IN WITNESS WHEREOF, the parties have caused this Facilities Agreement to be duly executed as of the date first above written.

                                        BUSINESS FINANCE AUTHORITY OF
                                        THE STATE OF NEW HAMPSHIRE

                                        By:_____________________________________
                                              Jack Donovan
                                              Executive Director


                                        PUBLIC SERVICE COMPANY OF NEW
                                        HAMPSHIRE

                                        By:_____________________________________
                                              Randy A. Shoop
                                              Assistant Treasurer-Finance


                                        NORTH ATLANTIC ENERGY CORPORATION

                                        By:_____________________________________


                                        STATE STREET BANK AND TRUST
                                        COMPANY, as Trustee

                                        By:_____________________________________

                                                                 ATTACHMENT 1 TO
                        SERIES C SEABROOK POLLUTION CONTROL FACILITIES AGREEMENT

  COVENANTS (SUBSTANTIALLY SIMILAR IN ALL MATERIAL RESPECTS) TO BE INCLUDED IN
                           PURCHASE AND SALE AGREEMENT

      Section 1.1. [Caption]

            (a) Pollution Control Revenue Bonds.

            (i) The Buyer acknowledges that:

            (A) The Pollution Control Facilities have been financed, and refinanced, in whole or in part, with proceeds of the issuance and sale of the Pollution Control Bonds;

            (B) The Company is the economic obligor and conduit borrower in respect of certain of the Pollution Control Bonds, as specified in Schedule _____;

            (C) The interest paid or accrued on the Pollution Control Bonds is not included in the gross income of the holders of the Pollution Control Bonds (the "PC Bondholders") for purposes of federal income taxation;

            (D) Pursuant to the Internal Revenue Code of 1954, as amended, and the Code, the basis for the federal income tax exclusion for interest payable to the PC Bondholders is the use of the Pollution Control Facilities for certain qualified purposes which include (I) the abatement or control of air or atmospheric pollution or contamination, (II) the abatement or control of water pollution or contamination, (III) sewage disposal and/or (IV) the disposal of solid waste;

            (E) The use of all or part of the Pollution Control Facilities for a purpose other than the qualifying purpose or purposes described in subclause (D) above for which the Pollution Control Bonds that financed or refinanced them were issued may cause (I) the interest payable on all or part of the Pollution Control Bonds to be includable in the federal gross income of the PC Bondholders possibly with retroactive effect, unless remedial action is promptly taken to redeem or defease the Pollution Control Bonds or a portion thereof, and/or (II) the deductibility of the interest payable by the Company on all or part of the Pollution Control Bonds to be disallowed by Section 150(b) of the Code; and

            (F) Any breach by the Buyer or any subsequent transferee of all or any part of the Pollution Control Facilities of its obligations under this
      Section 1.1(a) could result in the incurrence by the Company of additional costs and expenses, including, but not limited to, an increase in the rate of interest required to be paid to the PC Bondholders, liability to some or all of the PC Bondholders for their failure to include interest payable on the Pollution Control Bonds in their respective federal gross income in the event of a final determination of taxability by the IRS, loss of the interest deduction to the Company under Section 150(b) of the Code and transaction costs relating to any refinancing, redemption and/or defeasance of all or part of the Pollution Control Bonds.

      (ii) In order to avoid any or all of the consequences described in clauses
(E) and (F) above, the Buyer agrees that it will not use, or permit the use of, all or part of the Pollution Control Facilities for any purpose except (x) the current use of such Pollution Control Facilities or (y) as sewage or solid waste disposal facilities or air or water pollution control facilities within the meaning of Section 103(b)(4)(E) or (F) of the Internal Revenue Code of 1954, as amended, as contemplated by the tax compliance documents or non-arbitrage certificates for the Pollution Control Bonds that financed or refinanced such Pollution Control Facilities (copies of which with respect to all of the Pollution Control Facilities have been provided to the Buyer by NAEC or the Company), unless the Buyer shall have obtained at its own expense an opinion of nationally recognized bond counsel reasonably acceptable to NAEC or the Company ("Bond Counsel") addressed to and reasonably satisfactory to NAEC and the Company that such proposed change in use of the Pollution Control Facilities or part thereof will not impair (x) the exclusion from gross income of the interest on any Pollution Control Bonds for federal income tax purposes or (y) the deductibility of the interest payable on any Pollution Control Bonds by the Company under Section 150(b) of the Code.

      (iii) The provisions of Section 1.1(a)(ii) shall not prohibit the Buyer from ceasing to operate, maintain or repair any element or item of the Pollution Control Facilities, suspending the operation of the Pollution Control Facilities on a temporary basis, or terminating the operation of the Pollution Control Facilities on a permanent basis and shutting down the Pollution Control Facilities; provided, however, that the Pollution Control Facilities, in whole or in part, shall not be maintained in such a manner as to prevent their being reactivated and used for a purpose permitted by Section 1.1(a)(ii), nor be retired and/or decommissioned, dismantled or sold as scrap, unless the Buyer has obtained at its own expense an opinion of Bond Counsel addressed to and reasonably satisfactory to NAEC and the Company that this action will not impair either (x) the exclusion from gross income of the interest on any Pollution Control Bonds for federal income tax purposes or (y) the deductibility of the interest payable with respect to any Pollution Control Bonds by the Company under Section 150(b) of the Code. The Buyer shall provide to NAEC and the Company written notice at least thirty (30) days in advance of any permanent shut-down, retirement, abandonment or decommissioning of Seabrook or the Pollution Control Facilities in whole or in part and shall in good faith by written notice to NAEC and the Company describe the affected property so that NAEC and the Company can determine which issue or issues of Pollution Control Bonds financed or refinanced such affected property.

      (iv) It is expressly understood and agreed that this Section 1.1(a) shall not prohibit the use by the Buyer of tax-exempt bonds to finance or refinance any improvements to the Pollution Control Facilities made on or after the Closing Date or any assets other than the Pollution Control Facilities, provided that no breach by the Buyer of its covenants in this Section 1.1(a) shall result from such improvements.

      (v) The Buyer shall indemnify NAEC and the Company for any costs and expenses incurred by NAEC or the Company, respectively, solely as a result of any breach by the Buyer of its covenants in this Section 1.1(a).

      (vi) NAEC shall, or shall cause the Company to, notify the Buyer in writing of the maturity or redemption of any issue of the Pollution Control Bonds.

      (vii) If NAEC or the Company to shall have notified the Buyer that it has refinanced any of the Pollution Control Bonds with new bonds, the provisions of this Section 1.1(a), if applicable, shall apply with respect to such new bonds as though they were the Pollution Control Bonds.

      (viii) The Buyer and any transferee or subsequent transferee will not sell or otherwise transfer all or part of the Pollution Control Facilities unless its transferee covenants in writing for the benefit of NAEC and the Company to comply with and to satisfy the covenants of this Section 1.1(a) (including without limitation the covenants of this clause (viii)) with respect to its ownership and use of such Pollution Control Facilities.

      (ix) The covenants of this Section 1.1(a) shall survive Closing and shall continue in effect and bind the Buyer and any transferee or subsequent transferee of all or part of the Pollution Control Facilities so long as any of the Pollution Control Bonds remain outstanding.

RELATED DEFINITIONS

      "Agreement" means this [Purchase and Sale Agreement], together with Schedules and Exhibits hereto, as the same may be amended from time to time.

      "Bond Counsel" has the meaning set forth in Section 1.1(a)(ii).

      "Buyer" [define as the buyer under the Purchase and Sale Agreement].

      "Closing" means the closing of the transactions contemplated by this Agreement.

      "Closing Date" means the date on which the Closing takes place.

      "Company" [define to mean the Company, as defined in the Facilities Agreement].

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Exhibit" means an exhibit to this Agreement.

      "Facilities Agreement" means the Series C Seabrook Pollution Control Facilities Agreement to which this Attachment 1 is attached.

      "IRS" means the Internal Revenue Service or any successor agency.

      "LTA" means the LTA, as defined in the Facilities Agreement.

      "NAEC" [define to mean NAEC, as defined in the Facilities Agreement].

      "PC Bondholders" has the meaning set forth in Section 1.1(a)(i)(C).

      "Pollution Control Bonds" [define to include the Bonds, as defined in the LTA.].

      "Pollution Control Facilities" [define to include the Project Facilities, as defined in the LTA.].

      "Schedule" means a schedule to this Agreement.

      "Seabrook" [define to mean the Station, as defined in the LTA].


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                               Table of Contents
                                  (continued)

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